                                                                     EXHIBIT 4.6




                           WFN CREDIT COMPANY, LLC,
                                   Transferor


                    WORLD FINANCIAL NETWORK NATIONAL BANK,
                                    Servicer


                                      and


                          BNY MIDWEST TRUST COMPANY,
                                    Trustee



               WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

         SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                         Dated as of January 17, 1996
                amended and restated as of September 17, 1999
       and hereby amended and restated a second time as of July     , 2001

                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I             DEFINITIONS................................................................................1

         SECTION 1.1.               Definitions..................................................................1

         SECTION 1.2.               Other Interpretive Provisions...............................................20

ARTICLE II            CONVEYANCE OF RECEIVABLES.................................................................21

         SECTION 2.1.               Conveyance of Receivables...................................................21

         SECTION 2.2.               Acceptance by Trustee.......................................................23

         SECTION 2.3.               Representations and Warranties of Transferor Relating to Transferor.........23

         SECTION 2.4.               Representations and Warranties of Transferor Relating to Transaction
                                    Documents and the Receivables...............................................25

         SECTION 2.5.               Reassignment of Ineligible Receivables......................................27

         SECTION 2.6.               Reassignment of Receivables in Trust Portfolio..............................28

         SECTION 2.7.               Covenants of Transferor. Transferor covenants as follows....................29

         SECTION 2.8.               Addition of Accounts........................................................34

         SECTION 2.9.               Removal of Accounts.........................................................38

         SECTION 2.10.              Discount Option.............................................................40

         SECTION 2.11.              Additional Transferors......................................................40

         SECTION 2.12.              Additional Credit Card Originators..........................................41

ARTICLE III           ADMINISTRATION AND SERVICING..............................................................41

         SECTION 3.1.               Acceptance of Appointment and Other Matters Relating to Servicer............41

         SECTION 3.2.               Servicing Compensation......................................................42

         SECTION 3.3.               Representations, Warranties and Covenants of Servicer.......................42

         SECTION 3.4.               Reports to Trustee..........................................................45

         SECTION 3.5.               Annual Certificate of Servicer..............................................46

         SECTION 3.6.               Annual Servicing Report of Independent Public Accountants; Copies of
                                    Reports Available...........................................................46

         SECTION 3.7.               Tax Treatment...............................................................47

         SECTION 3.8.               Notices to Transferor.......................................................47

         SECTION 3.9.               Adjustments.................................................................47

ARTICLE IV            RIGHTS OF HOLDERS; ALLOCATIONS............................................................48

         SECTION 4.1.               Rights of Holders...........................................................48

                                                                i



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
         SECTION 4.2.               Establishment of Collection Account and Excess Funding Account..............48

         SECTION 4.3.               Collections and Allocations.................................................50

         SECTION 4.4.               Shared Principal Collections................................................51

         SECTION 4.5.               Excess Finance Charge Collections...........................................51

ARTICLE V             DISTRIBUTIONS AND REPORTS.................................................................52

ARTICLE VI            THE CERTIFICATES..........................................................................52

         SECTION 6.1.               The Certificates............................................................52

         SECTION 6.2.               Authentication of Certificates..............................................52

         SECTION 6.3.               New Issuances...............................................................52

         SECTION 6.4.               Registration of Transfer and Exchange of Certificates.......................54

         SECTION 6.5.               Mutilated, Destroyed, Lost or Stolen Certificates...........................58

         SECTION 6.6.               Persons Deemed Owners.......................................................58

         SECTION 6.7.               Appointment of Paying Agent.................................................59

         SECTION 6.8.               Access to List of Registered Holders' Names and Addresses...................59

         SECTION 6.9.               Authenticating Agent........................................................60

         SECTION 6.10.              Book-Entry Certificates.....................................................61

         SECTION 6.11.              Notices to Clearing Agency..................................................62

         SECTION 6.12.              Definitive Certificates.....................................................62

         SECTION 6.13.              Global Certificate..........................................................62

         SECTION 6.14.              Uncertificated Classes......................................................62

         SECTION 6.15.              CUSIP Numbers...............................................................62

ARTICLE VII           OTHER MATTERS RELATING TO TRANSFEROR......................................................63

         SECTION 7.1.               Liability of Transferor.....................................................63

         SECTION 7.2.               Merger or Consolidation of, or Assumption of the Obligations of,
                                    Transferor..................................................................63

         SECTION 7.3.               Limitations on Liability of Transferor......................................64

         SECTION 7.4.               Liabilities.................................................................64

ARTICLE VIII          OTHER MATTERS RELATING TO SERVICER........................................................65

         SECTION 8.1.               Liability of Servicer.......................................................65

         SECTION 8.2.               Merger or Consolidation of, or Assumption of the Obligations of,
                                    Servicer....................................................................65


                                                            ii


         SECTION 8.3.               Limitation on Liability of Servicer and Others..............................65

         SECTION 8.4.               Servicer Indemnification of the Trust and Trustee...........................66

         SECTION 8.5.               Servicer Not to Resign......................................................66

         SECTION 8.6.               Access to Certain Documentation and Information Regarding the
                                    Receivables.................................................................67

         SECTION 8.7.               Delegation of Duties........................................................67

ARTICLE IX            EARLY AMORTIZATION EVENTS.................................................................67

         SECTION 9.1.               Early Amortization Events...................................................67

         SECTION 9.2.               Additional Rights upon Certain Events.......................................68

ARTICLE X             SERVICER DEFAULTS.........................................................................69

         SECTION 10.1.              Servicer Defaults...........................................................69

         SECTION 10.2.              Trustee to Act; Appointment of Successor....................................71

         SECTION 10.3.              Notification to Holders.....................................................72

         SECTION 10.4.              Waiver of Past Defaults.....................................................72

ARTICLE XI            TRUSTEE...................................................................................72

         SECTION 11.1.              Duties of Trustee...........................................................72

         SECTION 11.2.              Certain Matters Affecting Trustee...........................................74

         SECTION 11.3.              Trustee Not Liable for Recitals in Certificates.............................75

         SECTION 11.4.              Trustee Not to Own Certificates.............................................76

         SECTION 11.5.              Servicer to Pay Trustee's Fees and Expenses.................................76

         SECTION 11.6.              Eligibility Requirements for Trustee........................................76

         SECTION 11.7.              Resignation or Removal of Trustee...........................................76

         SECTION 11.8.              Successor Trustee...........................................................77

         SECTION 11.9.              Merger or Consolidation of Trustee..........................................77

         SECTION 11.10.             Appointment of Co-Trustee or Separate Trustee...............................78

         SECTION 11.11.             Tax Return..................................................................79

         SECTION 11.12.             Trustee May Enforce Claims Without Possession of Certificates...............79

         SECTION 11.13.             Suits for Enforcement.......................................................79

         SECTION 11.14.             Rights of Holders to Direct Trustee.........................................79

         SECTION 11.15.             Representations and Warranties of Trustee...................................80

         SECTION 11.16.             Maintenance of Office or Agency.............................................80


                                                             iii

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
         SECTION 11.17.             Confidentiality.............................................................80

ARTICLE XII           TERMINATION...............................................................................81

         SECTION 12.1.              Termination of Trust........................................................81

         SECTION 12.2.              Final Distribution..........................................................81

         SECTION 12.3.              Transferor's Termination Rights.............................................82

ARTICLE XIII          MISCELLANEOUS PROVISIONS..................................................................82

         SECTION 13.1.              Amendment; Waiver of Past Defaults..........................................82

         SECTION 13.2.              Protection of Right, Title and Interest to Trust............................84

         SECTION 13.3.              Limitation on Rights of Holders.............................................85

         SECTION 13.4.              GOVERNING LAW...............................................................86

         SECTION 13.5.              Notices, Payments...........................................................86

         SECTION 13.6.              Rule 144A Information.......................................................86

         SECTION 13.7.              Severability of Provisions..................................................87

         SECTION 13.8.              Certificates Nonassessable and Fully Paid...................................87

         SECTION 13.9.              Further Assurances..........................................................87

         SECTION 13.10.             Nonpetition Covenant........................................................87

         SECTION 13.11.             No Waiver; Cumulative Remedies..............................................87

         SECTION 13.12.             Counterparts................................................................87

         SECTION 13.13.             Third-Party Beneficiaries...................................................87

         SECTION 13.14.             Actions by Holders..........................................................88

         SECTION 13.15.             Merger and Integration......................................................88



EXHIBITS
Exhibit A                  Form of Assignment of Receivables in
                           Supplemental Accounts

Exhibit B                  Form of Reassignment of Receivables in
                           Removed Accounts

Exhibit C                  Form of Annual Servicer's Certificate

Exhibit D-1                Private Placement Legend

Exhibit D-2                Form of Undertaking Letter

Exhibit D3                 ERISA Legend

Exhibit E-1                Form of Opinion of Counsel with respect
                           to Amendments

Exhibit E-2                Form of Opinion of Counsel with respect
                           to Addition of Supplemental Accounts

      SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of [__________________], 2001 among WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor, WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association ("WFN"), as Servicer, and BNY MIDWEST TRUST COMPANY (successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York), an Illinois banking corporation, as Trustee.

      WHEREAS, World Financial Network National Bank, as transferor and servicer, and the Trustee are parties to that certain Pooling and Servicing Agreement, dated as of January 17, 1996, as amended and restated as of September 17, 1999 (the "EXISTING PSA");

      WHEREAS, the parties desire to amend and restate in its entirety the Existing PSA in order to, among other things, provide for the substitution of WFN Credit Company, LLC for World Financial Network National Bank, in its capacity as Transferor under the Existing PSA;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Existing PSA is hereby amended and restated in its entirety as follows and each party agrees as follows for the benefit of the other parties, the Holders and any Enhancement Provider to the extent provided herein and in any Supplement:

                              ARTICLE I DEFINITIONS

      SECTION 1.1. DEFINITIONS. When used in this Agreement, the following words and phrases have the following meanings. The definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

      "ACCOUNT" means each Initial Account, each Automatic Additional Account and each Supplemental Account, but excludes any Account all the Receivables in which are either reassigned or assigned to Transferor or its designee or Servicer in accordance with this Agreement and any inactive Accounts which in accordance with the Credit Card Guidelines have been removed from the computer records of the Credit Card Originator. The term "Account" includes each account into which an Account is transferred (a "TRANSFERRED ACCOUNT") so long as (a) such transfer is made in accordance with the Credit Card Guidelines and (b) such Transferred Account can be traced or identified, by reference to or by way of the Account Schedule delivered to Trustee pursuant to SECTION 2.1 OR 2.8(d), as an account into which an Account has been transferred. The term "Account" includes an Automatic Additional Account or a Supplemental Account only from and after its Addition Date and includes any Removed Account only prior to its Removal Date.

      "ACCOUNT SCHEDULE" means a computer file or microfiche list containing a true and complete list of Accounts, identified by account number and setting forth the Receivable balance as of (a) the Trust Cut Off Date (for the Account Schedule delivered on the Initial Closing Date), (b) the end of the related Monthly Period (for any Account Schedule relating to Automatic Additional Accounts) or (c) the related Addition Cut Off Date (for any Account Schedule delivered in connection with any designation of Supplemental Accounts).

      "ACQUIRED PORTFOLIO RECEIVABLE" means any receivable acquired by the Credit Card Originator from an Other Originator in connection with the Credit Card Originator's acquisition of a portfolio of revolving credit card accounts from such Other Originator (prior to the transfer of such receivable to the Transferor pursuant to the Receivables Purchase Agreement).

      "ADDITION" means the designation of additional Eligible Accounts to be included as Accounts pursuant to SECTION 2.8(a), (b) or (c) or of Participation Interests to be included as Trust Assets pursuant to SECTION 2.8(b) or (c), as applicable.

      "ADDITION CUT OFF DATE" means the date as of which any Supplemental Accounts or Participation Interests are designated for inclusion in the Trust, as specified in the related Assignment.

      "ADDITION DATE" means (a) as to Supplemental Accounts, the date on which the Receivables in such Supplemental Accounts are conveyed to the Trust pursuant to SECTION 2.8(b) or (c), as applicable, (b) as to Automatic Additional Accounts, the date on which such accounts are created or otherwise become Automatic Additional Accounts and (c) as to Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to SECTION 2.8(b) OR (c).

      "ADDITIONAL ACCOUNT" means an Automatic Additional Account or a Supplemental Account.

      "ADDITIONAL LIMITATION EVENT" means the occurrence of either of the following events on any Determination Date:

      1. the average of the default ratio for that Determination Date and the preceding two Determination Dates is greater than 1.25%, where the "default ratio" for any Determination Date equals the percentage equivalent of a fraction (A) the numerator of which is the aggregate of the Default Amounts for all Accounts that became Defaulted Accounts during the related Monthly Period and (B) the denominator of which is the total Receivables as of the end of the sixth preceding Monthly Period; or

      2. the average of the payment rate for that Determination Date and the preceding two Determination Dates is less than 10%, where the "payment rate" for any Determination Date equals the percentage equivalent of a fraction (A) the numerator of which is the aggregate Collections received during the related Monthly Period and (B) the denominator of which is equal to the total Receivables held by the Trust at the close of business for the Monthly Period immediately prior to such related Monthly Period.

      "ADJUSTED INVESTED AMOUNT" is defined, as to any Series, in the related Supplement.

      "AFFILIATE" means, as to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For this purpose, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and "controlling" and "controlled" have correlative meanings.

      "AGREEMENT" means this Second Amended and Restated Pooling and Servicing Agreement and, for purposes of any Series, the related Supplement.

      "AMORTIZATION PERIOD" means, as to any Series or any Class within a Series, any period specified in the related Supplement during which a share of principal collections is set aside to repay the principal investment in that Series (excluding repayments of a Variable Interest during its revolving period).

      "APPLICANTS" is defined in SECTION 6.8.

      "APPOINTMENT DATE" is defined in SECTION 9.2(a).

      "APPROVED PORTFOLIO" means any Identified Portfolio and any additional portfolio that is designated as an Approved Portfolio pursuant to SECTION 2.8(e).

      "Assignment" is defined in SECTION 2.8(d)(ii).

      "AUTHORIZED NEWSPAPER" means any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

      "AUTOMATIC ADDITION SUSPENSION DATE" is defined in SECTION 2.8(a).

      "AUTOMATIC ADDITION TERMINATION DATE" is defined in SECTION 2.8(a).

      "AUTOMATIC ADDITIONAL ACCOUNT" means each open end credit card account in any Approved Portfolio that is established pursuant to a Credit Card Agreement coming into existence after (a) the Trust Cut Off Date (in the case of an account in the Identified Portfolio) or (b) the Addition Cut Off Date relating to the first Addition Date on which receivables from accounts in the applicable portfolio are transferred to the Trust (in the case of an account in any other Approved Portfolio) and, in either case, prior to the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date. In addition, accounts in an Approved Portfolio that were in existence, but were not Eligible Accounts, on (x) the Trust Cut Off Date (in the case of an account in the Identified Portfolio) or (y) the Addition Cut Off Date relating to the first Addition Date on which receivables from accounts in the applicable portfolio are transferred to the Trust (in the case of an account in any other Approved Portfolio) but which, in either case, become Eligible Accounts prior to the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date, shall also be "Automatic Additional Accounts" and shall be deemed, for purposes of the definition of "Eligible Account" and SECTION 2.8(a), to have been created on the first day after the Trust Cut Off Date or applicable Addition Cut Off Date on which they are Eligible Accounts.

      "AUTOMATIC ADDITION LIMITATION EVENT" means the occurrence of either of the following events on any Determination Date:

      1. the average of the default ratio for that Determination Date and the preceding two Determination Dates is greater than 1%, where the "default ratio" for any Determination Date equals the percentage equivalent of a fraction (A) the numerator of which is the aggregate of the Default Amounts for all Accounts that became Defaulted Accounts during the related Monthly Period and (B) the denominator of which is the total Receivables as of the end of the sixth preceding Monthly Period; or

      2. the average of the payment rate for that Determination Date and the preceding two Determination Dates is less than 10%, where the "payment rate" for any Determination Date equals the percentage equivalent of a fraction (A) the numerator of which is the aggregate Collections received during the related Monthly Period and (B) the denominator of which is equal to the total Receivables held by the Trust at the close of business for the Monthly Period immediately prior to such related Monthly Period.

      "BASE RATE" is defined, as to any Series, in the related Supplement.

      "BEARER CERTIFICATE" is defined in SECTION 6.1.

      "BENEFIT PLAN" is defined in SECTION 6.4(c).

      "BOOK-ENTRY CERTIFICATES" means beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in SECTION 6.10.

      "BUSINESS DAY" means any day other than (a) a Saturday or Sunday, (b) any other day on which national banking associations or state banking institutions in New York, New York, Chicago, Illinois or Columbus, Ohio are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the related Supplement.

      "CERTIFICATE" means an Investor Certificate or a certificate representing a Supplemental Interest.

      "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

      "CERTIFICATE REGISTER" is defined in SECTION 6.4.

      "CLASS" means any class of Investor Certificates of any Series.

      "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

      "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "CLOSING DATE" means, as to any Series, the date on which that Series is issued.

      "COLLECTION ACCOUNT" is defined in SECTION 4.2.

      "COLLECTIONS" means all payments (including Recoveries of Principal Receivables or Finance Charge Receivables and Insurance Proceeds, whether or not treated as Recoveries) received by Servicer with respect to the Receivables, including In-Store Payments, in the form of cash, checks (to the extent collected), wire transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. If so specified in any Supplement, Collections shall also include any payments received by Servicer with respect to Participation Interests.

      "COMMISSION" means the Securities and Exchange Commission.

      "CORPORATE TRUST OFFICE" is defined in SECTION 11.16.

      "COUPON" is defined in SECTION 6.1.

      "CREDIT CARD AGREEMENT" means, as to any Account, the agreements between the Credit Card Originator that owns the Account (including WFN as assignee of an Other Originator) and the related Obligor that govern the Account, as amended or otherwise modified from time to time.

      "CREDIT CARD GUIDELINES" means the written policies and procedures of the Credit Card Originator relating to the operation of its consumer revolving lending business, including written policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers and the maintenance of credit card accounts and collection of related receivables, as amended or otherwise modified from time to time.

      "CREDIT CARD ORIGINATOR" means (i) WFN and/or any transferee of the Accounts from WFN or (ii) any other originator of Accounts which is designated from time to time pursuant to SECTION 2.12 and, directly or indirectly, enters into a receivables purchase agreement with Transferor.

      "CREDIT CARD PROCESSING AGREEMENT" means one or more agreements between the Credit Card Originator (including WFN as assignee of an Other Originator) and a Merchant pursuant to which the Credit Card Originator agrees to extend open end credit card accounts to customers of the Merchant and the Merchant agrees to allow purchases to be made at its retail establishments, or in its catalogue sales business, under such accounts.

      "DAILY REPORT" is defined in SECTION 3.4(a).

      "DATE OF PROCESSING" means, as to any transaction, the Business Day on which the transaction is first recorded on Servicer's computer file of consumer revolving accounts (without regard to the effective date of such recordation).

      "DEBTOR RELIEF LAWS" means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

      "DEFAULTED RECEIVABLE" means, as to any date of determination, all Principal Receivables in any Account which are charged off as uncollectible on that date in accordance with the Credit Card Guidelines and Servicer's customary and usual servicing procedures for servicing open end credit card account receivables comparable to the Receivables. A Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off in accordance with the Credit Card Guidelines.

      "DEFINITIVE CERTIFICATES" is defined in SECTION 6.10.

      "DEFINITIVE EURO-CERTIFICATES" is defined in SECTION 6.13.

      "DEPOSITORY AGREEMENT" means, as to any Series or Class, any agreement among Transferor, Trustee and any applicable Clearing Agency.

      "DETERMINATION DATE" means, unless otherwise specified in any Supplement with respect to the related Series, the second Business Day preceding each Distribution Date.

      "DISCOUNT OPTION RECEIVABLES" means, on any Date of Processing on and after the date on which Transferor's exercise of its discount option pursuant to SECTION 2.10 takes effect, the sum of (a) the aggregate Discount Option Receivables at the end of the prior day (which amount, prior to the date on which Transferor's exercise of its discount option takes effect and with respect to Receivables generated prior to such date, shall be zero), plus (b) any New Discount Option Receivables created on such day, minus (c) any Discount Option Receivables Collections received on such Date of Processing.

      "DISCOUNT OPTION RECEIVABLES COLLECTIONS" means on any Date of Processing on and after the date on which Transferor's exercise of its discount option pursuant to SECTION 2.10 takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables plus the amount of Discount Option Receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period and
(b) Collections of Principal Receivables, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such Date of Processing.

      "DISCOUNT PERCENTAGE" is defined in SECTION 2.10.

      "DISTRIBUTION DATE" means, with respect to any Series, the date specified in the related Supplement.

      "DOCUMENT DELIVERY DATE" means the Initial Closing Date in the case of Initial Accounts, the Addition Date in the case of Supplemental Accounts and the Removal Date in the case of Removed Accounts.

      "EARLY AMORTIZATION EVENT" means, as to any Series, each event specified in SECTION 9.1 and each additional event, if any, specified in the relevant Supplement as an Early Amortization Event for that Series.

      "EFFECTIVE DATE" shall mean [______________], 2001.

      "ELIGIBLE ACCOUNT" means an open end credit card account in an Approved Portfolio owned by the Credit Card Originator that, as of the Trust Cut Off Date (in the case of an Initial Account), the date of creation thereof (in the case of an Automatic Additional Account) or the related Addition Cut Off Date (in the case of a Supplemental Account):

      (a) is in existence and is serviced by the Credit Card Originator or any Affiliate of the Credit Card Originator;

      (b)  is payable in United States dollars;

      (c) except as provided below, has not been identified as an account (i) the credit cards for which have been reported to the Credit Card Originator or the related Other Originator (if any) as lost or stolen or (ii) the Obligor of which is the subject of a bankruptcy proceeding;

      (d) none of the Receivables in which have been, sold, pledged, assigned or otherwise conveyed to any Person (except by an Other Originator to the Credit Card Originator or otherwise pursuant to this Agreement), unless any such pledge or assignment is released on or before the Initial Closing Date or the Addition Date, as applicable;

      (e) except as provided below, none of the Receivables in which are Defaulted Receivables or have been identified by the Credit Card Originator or the related Other Originator (if any), or by the relevant Obligor to the Credit Card Originator or the related Other Originator (if any), as having been incurred as a result of fraudulent use of a credit card; and

      (f) has an Obligor who has provided as his or her most recent billing address, an address located in the United States or a United States military address, PROVIDED that an account shall not fail to be an "Eligible Account" solely due to the Obligor having provided a billing address not satisfying the foregoing if as of the Trust Cut Off Date (in the case of an Initial Account), the end of the most recently ended Monthly Period (in the case of an Automatic Additional Account) or the related Addition Cut Off Date (in the case of a Supplemental Account) the aggregate Principal Receivables in Accounts the most recent billing address for which does not satisfy the foregoing made up less than 2% (or any higher percentage as to which the Rating Agency Condition has been satisfied) of the aggregate Principal Receivables.

Notwithstanding the foregoing, Eligible Accounts may include accounts, the receivables in which have been written off, or as to which the Credit Card Originator or related Other Originator (if any) believes the related Obligor is bankrupt and certain receivables that have been identified by the Obligor as having been incurred as a result of fraudulent use of credit cards or any credit cards have been reported to the Credit Card Originator or the related Other Originator (if any) as lost or stolen, so long as (1) the balance of all receivables included in such accounts is reflected on the books and records of the Credit Card Originator (and is treated for purposes of this Agreement) as "zero" and (2) charging privileges with respect to all such accounts have been canceled and are not reinstated.

      "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each of Moody's, S&P and, if rated by Fitch, Fitch in one of its generic credit rating categories that signifies investment grade.

      "ELIGIBLE INSTITUTION" means (a) a depository institution (which may be Trustee or an affiliate) organized under the laws of the United States or any one of the states thereof (i) that has either (A) a long-term unsecured debt rating of "A2" or better by Moody's or (B) a certificate of deposit rating of "P-1" by Moody's, (ii) that has either (A) a long-term unsecured debt rating of "AAA" by S&P or (B) a certificate of deposit rating of at least "A-1+" by S&P, (iii) that, if rated by Fitch, has either (A) a long-term unsecured debt rating of "AAA" by Fitch or (B) a certificate of deposit rating of at least "F-1+" by Fitch and (iv) the deposits of which are insured by the FDIC or (b) any other institution that is acceptable to each Rating Agency, Servicer and Trustee.

      "ELIGIBLE INVESTMENTS" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

      (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

      (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each of Moody's, S&P and, if rated by Fitch, Fitch in its highest investment category;

      (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each of Moody's and S&P in its highest investment category, and, if rated by Fitch, Fitch in its highest investment category;

      (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with a Person the commercial paper of which has a credit rating from each of Moody's and S&P in its highest investment category, and, if rated by Fitch, Fitch in its highest investment category;

      (e) notes or bankers acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in CLAUSE (b);

      (f) investments in money market funds (including funds of Trustee or its affiliates as well as funds for which Trustee and its affiliates may receive compensation) rated in the highest investment category by each of Moody's, S&P and, if rated by Fitch, Fitch in its highest investment category, or otherwise approved in writing by each Rating Agency;

      (g) time deposits, other than as referred to in CLAUSE (d), with a Person the commercial paper of which has a credit rating in its highest investment category, from each of Moody's, S&P and, if rated by Fitch, Fitch in its highest investment category; or

      (h) any other investments approved in writing by each Rating Agency, PROVIDED that making such investments shall not cause the Trust to be required to register as an investment company within the meaning of the Investment Company Act.

      "ELIGIBLE RECEIVABLE" means a Receivable:

      (a)  that has arisen under an Eligible Account;

      (b) that was created in compliance with the Credit Card Guidelines and all Requirements of Law applicable to the Credit Card Originator (or, in the case of an Acquired Portfolio Receivable, the related Other Originator) the failure to comply with which would have a material adverse effect on Investor Holders, and pursuant to a Credit Card Agreement that complies with all Requirements of Law applicable to the Credit Card Originator (and, in the case of an Acquired Portfolio Receivable, the related Other Originator during the time prior to the transfer of such Acquired Portfolio Receivable to the Credit Card Originator), the failure to comply with which would have a material adverse effect on Investor Holders;

      (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained or made by the Credit Card Originator (and, in the case of an Acquired Portfolio Receivable, the related Other Originator with respect to such actions prior to the transfer of such Acquired Portfolio Receivable to the Credit Card Originator) in connection with the creation of such Receivable or the execution, delivery and performance by the Credit Card Originator (and, in the case of an Acquired Portfolio Receivable, the related Other Originator with respect to such actions prior to the transfer of such Acquired Portfolio Receivable to the Credit Card Originator) of the related Credit Card Agreement, have been duly obtained or made and are in full force and effect as of the date of creation of such Receivable, but failure to comply with this CLAUSE (C) shall not cause a Receivable not to be an Eligible Receivable if, and to the extent that, the failure to so obtain or make any such consent, license, approval, authorization or registration would not have a material adverse effect on the Investor Holders;

      (d) as to which, at the time of its transfer to the Trust, Transferor or the Trust will have good and marketable title free and clear of all Liens (other than any Lien permitted by SECTION 2.7(b));

      (e) that is the subject of a valid transfer and assignment (or the grant of a security interest) from Transferor to the Trust of all Transferor's right, title and interest therein;

      (f) that at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the Obligor thereof, legally enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws, and by general principles of equity (whether considered in a suit at law or in equity);

      (g)  that constitutes an account, a general intangible or chattel paper;

      (h) as to which, at the time of its transfer to the Trust, Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the Trust, impair the rights therein of the Trust or the Holders;

      (i) that, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with SECTION 3.3(h);

      (j) that, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which Servicer makes an adjustment pursuant to SECTION 3.9; and

      (k) as to which, at the time of its transfer to the Trust, the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust.

      "ELIGIBLE SERVICER" means Trustee, a wholly owned subsidiary of Trustee or an entity that, at the time of its appointment as Servicer: (a) is servicing a portfolio of consumer open end credit card accounts or other consumer open end credit accounts; (b) is legally qualified and has the capacity to service the Accounts; (c) is qualified (or licensed) to use the software that is then being used to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement; (d) has, in the reasonable judgment of Trustee, the ability to professionally and competently service a portfolio of similar accounts; and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

      "ENHANCEMENT" means the rights and benefits provided to the Investor Holders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, guaranty collateral invested amount, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Class to another Class, or a cross support feature which requires collections on Receivables allocated to one Series to be paid as principal and/or interest with respect to another Series shall be deemed to be an Enhancement for the Class or Series benefiting from the subordination or cross support feature.

      "ENHANCEMENT AGREEMENT" means any agreement, instrument or document governing any Enhancement or pursuant to which any Enhancement is issued or outstanding.

      "ENHANCEMENT PROVIDER" means the Person or Persons providing any Enhancement, other than the Investor Holders of any Class which is subordinated to another Class.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "EXCESS FINANCE CHARGE COLLECTIONS" means all amounts that any Supplement designates as "Excess Finance Charge Collections."

      "EXCESS FUNDING ACCOUNT" is defined in SECTION 4.2.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934.

      "EXISTING PSA" is defined in the recitals hereto.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FINANCE CHARGE RECEIVABLES" means, with respect to any Monthly Period, the sum of (a) all amounts billed to the Obligors on any Account at the beginning of such Monthly Period in respect of Periodic Finance Charges, (b) Late Fees, return check fees and any other fees that may after the Trust Cut Off Date be charged with respect to any Account, to the extent that Servicer designates such fees to be treated as Finance Charge Receivables in an Officer's Certificate delivered to Trustee and (c) Discount Option Receivables. Except as otherwise specified in any Supplement as to the related Series, Recoveries shall be treated as Collections of Finance Charge Receivables.

      "FINANCE CHARGE SHORTFALLS" is defined, as to any Series, in the related Supplement.

      "FITCH" means Fitch IBCA, Inc.

      "GLOBAL CERTIFICATE" is defined in SECTION 6.13.

      "GOVERNMENTAL AUTHORITY" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GROUP" means, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

      "HOLDING" means Alliance Data Systems Corporation, a Delaware corporation.

      "HOLDER" means an Investor Holder or a Person in whose name the Transferor Interest is registered.

      "IDENTIFIED PORTFOLIO" means any Accounts owned from time to time by WFN and included in the private label credit card programs of Lane Bryant, Inc., Lerner New York, Inc., Express, Inc., Structure, Inc., Victoria's Secret Stores, Inc., Victoria's Secret Catalogue, Inc., The Limited, Abercrombie & Fitch, Inc., Henri Bendel, Inc. and Brylane, L.P. (but limited, in the case of Brylane, L.P., to accounts related to the Lane Bryant, Lerner New York and Roamans catalogues). To avoid doubt, the foregoing programs include all cards issued under the insignia of "Limited Fashion Group."

      "INELIGIBLE RECEIVABLES" is defined in SECTION 2.5(a).

      "INITIAL ACCOUNT" means each open end credit card account in the Identified Portfolio existing on the Trust Cut Off Date and identified in the Account Schedule delivered on the Initial Closing Date.

      "INITIAL CLOSING DATE" means January 17, 1996.

      "INSOLVENCY EVENT" means, (a) with respect to the Transferor, that the Transferor shall consent or fail to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or relating to all or substantially all of the Transferor's property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such entity's affairs, or notwithstanding an objection by the Transferor any such action shall have remained undischarged or unstayed for a period of sixty (60) days or upon entry of any order or decree providing for such relief; or such Person shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within sixty (60) days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations and (b) with respect to WFN, WFN shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against WFN; or WFN shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

      "INSOLVENCY PROCEEDS" is defined in SECTION 9.2(b).

      "INSURANCE PROCEEDS" means any amounts recovered by Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986.

      "INVESTED AMOUNT" is defined, as to any Series, in the related
Supplement.

      "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940.

      "INVESTOR CERTIFICATE" means any one of the certificates (including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by Transferor and authenticated by or on behalf of Trustee, substantially in the form attached to the related Supplement, other than any Certificates representing the Supplemental Interests, if any.

      "INVESTOR HOLDER" means the Person in whose name a Registered Certificate is registered in the Certificate Register or the holder of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

      "INVESTOR INTEREST" is defined in SECTION 4.1.

      "INVESTOR PERCENTAGE" is defined, as to any Series, in the related Supplement.

      "INVESTOR SERVICING FEE" is defined, as to any Series, in the related Supplement.

      "INVOLUNTARY REMOVAL" is defined in SECTION 2.9(a).

      "IN-STORE PAYMENTS" is defined in SECTION 2.1.

      "LATE FEES" means the fees specified in the Credit Card Agreement applicable to each Account for late fees with respect to such Account.

      "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, excluding any lien or filing pursuant to this Agreement; PROVIDED that any assignment or transfer pursuant to SECTION 6.3(c) or (d) or SECTION
7.2 shall not constitute a Lien.

      "MAJORITY HOLDERS" means the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates.

      "MERCHANT" means each of (a) Bath & Body Works, Inc., Brylane, L.P., Cacique, Inc., Lane Bryant, Inc., Lerner New York, Inc., Express, Inc., Structure, Inc., Victoria's Secret Stores, Inc., Victoria's Secret Catalogue, Inc., The Limited Stores, Inc., Limited Too, Inc., Abercrombie & Fitch, Inc., and Henri Bendel, Inc. and (b) any other Person that operates retail establishments at which, or a catalogue sales business in which, goods or services may be purchased under an Account.

      "MERCHANT ADJUSTMENT PAYMENTS" is defined in SECTION 3.9(a).

      "MINIMUM TRANSFEROR AMOUNT" means, as of any date of determination, the sum of (a) the product of (i) the sum of (A) the aggregate Principal Receivables and (B) the amounts on deposit in the Excess Funding Account and
(ii) the Required Retained Transferor Percentage plus (b) any additional amounts specified in the Supplement for any outstanding Series.

      "MONTHLY PERIOD" means as to each Distribution Date, the immediately preceding calendar month, unless otherwise defined in any Supplement.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NEW DISCOUNT OPTION RECEIVABLES" means, as of any date of determination, the product of the Discount Percentage and the amount of Principal Receivables (before subtracting Finance Charge Receivables which are Discount Option Receivables) arising on such date of determination.

      "NOTICE DATE" is defined in SECTION 2.8(d)(i).

      "NOTICES" is defined in SECTION 13.5(a).

      "OBLIGOR" means, as to any Account, the Person or Persons obligated to make payments on such Account, including any guarantor.

      "OFFICER'S CERTIFICATE" means a certificate delivered to Trustee signed by the Chairman of the Board, President, any Vice President or the Treasurer or any Assistant Treasurer of Transferor or Servicer, as the case may be.

      "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and which counsel shall be reasonably acceptable to Trustee.

      "OTHER ORIGINATOR" means any Person from which the Credit Card Originator acquires a portfolio of credit card accounts any or all of which are subsequently designated as Additional Accounts.

      "PARTICIPATION INTERESTS" is defined in SECTION 2.8(b).

      "PAYING AGENT" means any paying agent and co-paying agent appointed pursuant to SECTION 6.7.

      "PERFECTION REPRESENTATIONS AND WARRANTIES" means the representations and warranties set forth below:

      1. GENERAL. This Agreement creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Receivables and the proceeds thereof in favor of the Trust, which (a) in the case of existing Receivables and the proceeds thereof, is enforceable upon execution of this Agreement against creditors of and purchasers from Transferor, or with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to Receivables hereafter and thereafter created and the proceeds thereof upon such creation, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and
(b) upon filing of the financing statements described in CLAUSE 4 below and, in the case of Receivables hereafter created, upon the creation thereof, will be prior to all other Liens (other than Liens permitted pursuant to CLAUSE 3 below).

      2. GENERAL. The Receivables constitute "accounts" within the meaning of UCC Section 9-102. [Note: signature of RA9 by Governor of Ohio to be confirmed]

      3. CREATION. Immediately prior to the conveyance of the Receivables pursuant to this Agreement, Transferor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person.; PROVIDED that nothing in this CLAUSE 3 shall prevent or be deemed to prohibit Transferor from suffering to exist upon any of the Receivables any Liens for any taxes if such taxes shall not at the time be due and payable or if Transferor or RPA Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

      4. PERFECTION. Transferor has caused or will have caused, within ten days of the Initial Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trust under this Agreement in the Receivables arising in the Initial Accounts and Automatic Additional Accounts included in the Identified Portfolio, and (if any additional filing is so necessary) within 10 days of the applicable Addition Date, in the case of such Receivables arising in Supplemental Accounts and related Automatic Additional Accounts.

      5. PRIORITY. Other than the security interest granted to the Trust pursuant to this Agreement, Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Transferor has not authorized the filing of and is not aware of any financing statements against Transferor that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to Trust hereunder or (ii) that has been terminated. As of the Effective Date, Transferor is not aware of any judgment or tax lien filings against Transferor (other than Liens permitted pursuant to CLAUSE 3 above).

      "PERIODIC FINANCE CHARGES" means any finance charges (due to periodic rate) applicable to any Account.

      "PERSON" means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

      "PORTFOLIO YIELD" is defined, as to any Series, in the related
Supplement.

      "PRINCIPAL RECEIVABLE" means all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall not include Defaulted Receivables and shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

      "PRINCIPAL SHARING SERIES" means a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

      "PRINCIPAL SHORTFALLS" is defined, as to any Series, in the related Supplement.

      "PRINCIPAL TERMS" means, with respect to any Series: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust; (c) its interest rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Holders of such Series; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the percentage used to calculate the servicing fee with respect thereto; (h) the provider, if any, and the terms of any form of Enhancement with respect thereto; (i) the terms on which the Investor Certificates of such Series may be repurchased by Transferor or any Affiliate of Transferor or remarketed to other investors; (j) the Series Termination Date; (k) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or Certificates, the conditions, if any, upon which such Global Certificates may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a Global Certificate will be paid); (m) whether the Investor Certificates of such Series may be issued as Bearer Certificates and any limitation imposed thereon; (n) the priority of such Series with respect to any other Series; (o) the Group, if any, to which such Series belongs; (p) whether or not such Series is acting as a paired Series with another existing Series; and (q) any other terms of such Series.

      "RATING AGENCY" means, as to each Series, the rating agency or agencies, if any, specified in the related Supplement.

      "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency, if any, shall have notified Transferor, Servicer and Trustee in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding Series or Class with respect to which it is a Rating Agency.

      "REASSIGNMENT" is defined in SECTION 2.9.

      "RECEIVABLE" means any amount owing from time to time by an Obligor under an Account, including amounts owing for purchases of goods and services, and amounts payable as Finance Charge Receivables. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. Receivables which become Defaulted Receivables shall not be shown on Servicer's records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables.

      "RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement, dated as of [___________], 2001, between RPA Seller and Transferor.

      "RECORD DATE" means, as to any Distribution Date, the date specified in the related Supplement.

      "RECOVERIES" means (a) all amounts received by Servicer with respect to Principal Receivables that have previously become Defaulted Receivables and with respect to Finance Charge Receivables that have been charged off as uncollectible (including Insurance Proceeds) and (b) proceeds of any collateral securing any Receivable, in each case less related collection expenses.

      "REGISTERED CERTIFICATES" is defined in SECTION 6.1.

      "REGISTERED HOLDER" means the Holder of a Registered Certificate.

      "REMOVAL DATE" is defined in SECTION 2.9(a).

      "REMOVAL NOTICE DATE" is defined in SECTION 2.9(a).

      "REMOVED ACCOUNTS" is defined in SECTION 2.9.

      "REQUIRED PRINCIPAL BALANCE" means, as of any date of determination, the sum of the numerators used at such date to calculate the Investor Percentage with respect to Principal Receivables for all Series outstanding on such date, less the amount on deposit in the Excess Funding Account as of the date of determination.

      "REQUIRED RETAINED TRANSFEROR PERCENTAGE" means, as of any date of determination, 4% or, if less, the highest of the Required Retained Transferor Percentages specified in the Supplements for all outstanding Series.

      "REQUIREMENTS OF LAW" means, as to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local.

      "RESPONSIBLE OFFICER" means any officer within the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary or any other officer of Trustee customarily performing functions similar to those performed by any of the above-designated officers and having direct responsibility for the administration of this Pooling and Servicing Agreement and also, with respect to a particular matter, any other officer to whom any corporate trust matter is referred at Trustee's Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject.

      "RESTART DATE" is defined in SECTION 2.8(a).

      "RPA SELLER" means WFN, in its capacity as RPA Seller under the Receivables Purchase Agreement.

      "RULE 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time.

      "S&P" means Standard & Poor's Ratings Service, a division of the McGraw Hill Companies, Inc.

      "SECURITIES ACT" means the Securities Act of 1933.

      "SERIES" means any series of Investor Certificates established pursuant to a Supplement.

      "SERIES ACCOUNT" means any deposit, trust, escrow or similar account maintained for the benefit of the Investor Holders of any Series or Class, as specified in any Supplement.

      "SERIES SERVICING FEE PERCENTAGE" is defined, as to any Series, in the related Supplement.

      "SERIES TERMINATION DATE" is defined, as to any Series, in the related Supplement.

      "SERVICE TRANSFER" is defined in SECTION 10.1.

      "SERVICER" means WFN, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

      "SERVICER DEFAULT" is defined in SECTION 10.1.

      "SERVICING FEE" means, as to any Series, the servicing fee specified in
SECTION 3.2.

      "SERVICING OFFICER" means any officer of Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to Trustee by Servicer on the Initial Closing Date, as such list may from time to time be amended.

      "SHARED PRINCIPAL COLLECTIONS" means all amounts that any Supplement designates as "Shared Principal Collections."

      "SPECIFIED TRANSFEROR AMOUNT" means, as of any date of determination, 0 or, if more, the highest amount identified as the "Specified Transferor Amount" in the Supplement for any outstanding Series.

      "SUBJECT CERTIFICATE" is defined in SECTION 6.4(d).

      "SUCCESSOR SERVICER" is defined in SECTION 10.2(a).

      "SUPPLEMENT" means, as to any Series, a supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to SECTION 6.3, and all amendments thereof and supplements thereto.

      "SUPPLEMENTAL ACCOUNT" is defined in SECTION 2.8(b).

      "SUPPLEMENTAL INTEREST" is defined in SECTION 6.3(c).

      "TAX OPINION" means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Investor Certificates would be characterized as debt, (b) such actions will not cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership)

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

taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Holder.

      "TERMINATION NOTICE" is defined in SECTION 10.1.

      "THE LIMITED" means The Limited, Inc., a Delaware corporation.

      "TRANSACTION DOCUMENTS" means, at any time, this Agreement, the Receivables Purchase Agreement, the Supplement for each outstanding Series, any document pursuant to which any outstanding purchased interest is sold as permitted by SECTION 6.3(b) and any other document designated as a Transaction Document in any Supplement or any document pursuant to which any outstanding purchased interest is sold as permitted by SECTION 6.3(b).

      "TRANSFER AGENT AND REGISTRAR" is defined in SECTION 6.4.

      "TRANSFER DATE" means the Business Day immediately preceding each Distribution Date.

      "TRANSFEROR" means WFN Credit Company, LLC, a Delaware limited liability company, and additional transferors, if any, designated in accordance with SECTION 2.11 or 6.3(d).

      "TRANSFEROR AMOUNT" means, on any date of determination, the result of
(a) the aggregate amount of Principal Receivables on such day, plus the principal amount on deposit in the Excess Funding Account on such day, minus
(b) the sum of the Invested Amounts (or, as to any Series that has an Adjusted Invested Amount, the Adjusted Invested Amount) with respect to all Series (but not of any Supplemental Interests) then outstanding (and of any purchased interest sold pursuant to SECTION 6.3(b)), plus (c) the principal amount on deposit in the Principal Accounts (as defined in the various Supplements) for each Series, to the extent not deducted in calculating an Adjusted Invested Amount for the related Series.

      "TRANSFEROR INTEREST" is defined in SECTION 4.1.

      "TRANSFEROR PERCENTAGE" means as to Finance Charge Receivables, Defaulted Receivables and Principal Receivables, 100% less the sum of the applicable Investor Percentages for all outstanding Series.

      "TRANSFEROR RETAINED CERTIFICATE" means any Certificate in any Class of Investor Certificates that is designated as a "Transferor Retained Class" in any Supplement.

      "TRANSFERRED ACCOUNT" is defined in the definition of "Account."

      "TRUST" means the Trust created by this Agreement, which shall be known as the World Financial Network Credit Card Master Trust.

      "TRUST ASSETS" is defined in SECTION 2.1.

      "TRUST CUT OFF DATE" means January 12, 1996.

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

      "TRUSTEE" means BNY Midwest Trust Company (successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York), an Illinois banking corporation, in its capacity as trustee of the Trust, or any successor trustee appointed as herein provided.

      "UCC" means the Uniform Commercial Code, as in effect in the State of Ohio and in any other State where the filing of a financing statement is required to perfect Transferor's or the Trust's interest in the Receivables and the proceeds thereof or in any other specified jurisdiction.

      "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

      "VARIABLE INTEREST" means either of (a) any Investor Certificate that is designated as a variable funding certificate in the related Supplement and
(b) any purchased interest sold as permitted by SECTION 6.3(b).

      "WELSH, CARSON, ANDERSON & STOE PARTNERSHIPS" means each Welsh, Carson, Anderson & Stowe limited partnership, as now constituted or as the same may be constituted in the future and any partner, partnership or affiliate of any of them.

      "WFN" is defined in the PREAMBLE.

      SECTION 1.2. OTHER INTERPRETIVE PROVISIONS. With respect to any Series, all terms used and not defined herein are used as defined in the related Supplement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words
"hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement
(or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as amended from time to time; (j) references to any Person include that Person's permitted successors and assigns; and (k) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The agreements, representations and warranties of WFN in this Agreement, in its respective capacities as Transferor and Servicer, shall be deemed to be the separate agreements, representations and warranties of WFN only so long as it remains a party to this Agreement in such capacity (but the foregoing shall not impair rights arising during or with respect to the time that such Person was a party to this Agreement in such capacity).

                      ARTICLE II CONVEYANCE OF RECEIVABLES

      SECTION 2.1. CONVEYANCE OF RECEIVABLES. (a) By execution of this Agreement, Transferor transfers, assigns, sets over and otherwise conveys to the Trust, for the benefit of the Holders, all of its right, title and interest in, to and under (i) the Receivables existing at the close of business on the Trust Cut Off Date and thereafter arising from time to time in the Initial Accounts and the Receivables existing on each applicable Addition Date and thereafter arising from time to time in the Automatic Additional Accounts, all Recoveries allocable to the Trust as provided herein, all moneys due or to become due and all amounts received with respect to, and proceeds of, any of the foregoing,
(ii) all of its rights, remedies, powers and privileges under the Receivables Purchase Agreement and (iii) without limiting the generality of the foregoing or the following, all of Transferor's rights pursuant to the Receivables Purchase Agreement to receive from the RPA Seller payments made by any Merchant under any Credit Card Processing Agreement on account of amounts received by such Merchant in payment of Receivables ("IN-STORE PAYMENTS") and all proceeds of such rights. Such property, together with all moneys on deposit in the Collection Account, the Excess Funding Account and the Series Accounts and any Enhancement shall constitute the assets of the Trust (the "TRUST ASSETS"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, Trustee, any Investor Holders or any Enhancement Provider of any obligation of the Credit Card Originator, Servicer, Transferor or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to obligors, merchant banks, merchants clearance systems or insurers. The parties hereto intend that each transfer of Receivables and other property pursuant to the Agreement or any Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If the foregoing transfer, assignment, setover and conveyance is not deemed to be an absolute assignment of the subject property to the Trustee, for the benefit of the Investor Holders, then it shall be deemed to constitute a grant of a security interest in such property to the Trustee, for the benefit of the Investor Holders, and the Transferor Interest shall be deemed to represent Transferor's equity in the collateral granted.

      (b) Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created in Accounts owned by the Credit Card Originator and other Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the assignment of such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this SECTION 2.1 consist of telephone confirmation of such filing promptly followed by delivery to Trustee of a file-stamped copy) to Trustee on or prior to the Initial Closing Date, in the case of such Receivables arising in the Initial Accounts and Automatic Additional Accounts included in the Identified Portfolio, and (if any additional filing is so necessary) the applicable Addition Date, in the case of such Receivables arising in Supplemental Accounts and any related Automatic Additional Accounts. Trustee shall be under no obligation whatsoever to file or maintain such financing or continuation statements or to make any other filing under the UCC in connection with such assignment.

      (c) Transferor further agrees, at its own expense, (i) on or prior to (A) the Automatic Addition Termination Date or any Automatic Addition Suspension Date, or subsequent to a Restart Date, in the case of the Initial Accounts and any Additional Accounts designated pursuant hereto prior to such date, (B) the applicable Addition Date, in the case of Supplemental Accounts and (C) the applicable Removal Date, in the case of Removed Accounts, to cause to be indicated in the appropriate computer files that Receivables created in connection with the Accounts owned by the Credit Card Originator (other than Removed Accounts) have been conveyed to the Trust pursuant to this Agreement for the benefit of the Holders (or conveyed to Transferor or its designee in accordance with SECTION 2.9, in the case of Removed Accounts) by including in such computer files the code identifying each such Account (or, in the case of Removed Accounts, either including such a code identifying the Removed Accounts only if the removal occurs prior to the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date, or deleting such code thereafter) and (ii) on or prior to the date referred to in CLAUSES (i)(A), (B) or (C), as applicable, to deliver to Trustee an Account Schedule (PROVIDED that such Account Schedule shall be provided in respect of Automatic Additional Accounts on or prior to the Determination Date relating to the Monthly Period during which their respective Addition Dates occur), specifying for each such Account, as of the Automatic Addition Termination Date or Automatic Addition Suspension Date, in the case of CLAUSE (i)(B), the applicable Addition Cut Off Date, in the case of Supplemental Accounts, and the Removal Date, in the case of Removed Accounts, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such Account Schedule shall be supplemented from time to time to reflect Supplemental Accounts and Removed Accounts. Once the code referenced in CLAUSE (i) of this paragraph has been included with respect to any Account, Transferor further agrees not to permit such code to be altered during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, (y) a Restart Date has occurred on which the Transferor starts including Automatic Additional Accounts as Accounts or (z) Transferor shall have delivered to Trustee at least 30 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Trustee in the Receivables and other Trust Assets to continue to be perfected with the priority required by this Agreement.

      (d) By executing this Agreement and the Receivables Purchase Agreement, the parties hereto and thereto do not intend to cancel, release or in any way impair the conveyance made by WFN, in its capacity as "Transferor" under the Existing PSA. Without limiting the foregoing, the parties hereto acknowledge and agree as follows:

            (i) Any transfer, assignment or other conveyance by the RPA Seller to the Transferor of assets under the Receivables Purchase Agreement or under any Transaction Document shall be subject to any rights in such assets granted by WFN, as "Transferor" under the Existing PSA, to the Trustee pursuant to the Existing PSA.

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

            (ii) The trust created by and maintained under the Existing PSA shall continue to exist and be maintained under this Agreement.

            (iii) All series of investor certificates issued under the Existing PSA shall constitute Series issued and outstanding under this Agreement, and any supplement executed in connection with such series shall constitute a Supplement executed hereunder.

            (iv) All references to the Existing PSA in any other instruments or documents shall be deemed to constitute references to this Agreement. All references in such instruments or documents to WFN in its capacity as the "Transferor" of receivables and related assets under the Existing PSA shall be deemed to include reference to the Transferor in such capacity hereunder.

            (v) The Transferor hereby assumes and agrees to perform all obligations of WFN, in its capacity as "Transferor" (but not as "Servicer"), under or in connection with the Existing PSA (as amended and restated by this Agreement) and any supplements to the Existing PSA.

            (vi) To the extent this Agreement requires that certain actions are to be taken as of the Initial Closing Date or another date prior to the Effective Date, WFN's execution of such action under the Existing PSA shall constitute satisfaction of such requirement.

      SECTION 2.2. ACCEPTANCE BY TRUSTEE. (a) Trustee accepts on behalf of the Trust all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to SECTION 2.1 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Holders.

      (b) Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement or any Supplement. Trustee, in the name of the Trust, shall have no power to hold any derivative financial instrument unless such derivative financial instrument complies with the requirements of paragraph 40 of Statement of Financial Accounting Standards No. 140 issued by the Financial Accounting Standards Board, including any interpretations thereof or any successor regulations issued by the Financial Accounting Standards Board.

      SECTION 2.3. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR RELATING TO TRANSFEROR. Transferor represents and warrants to the Trust as of each Closing Date and as of the Effective Date as follows:

      (a) ORGANIZATION AND GOOD STANDING. Transferor is a limited liability company validly existing in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as presently owned and conducted, to execute, deliver and perform its obligations under each Transaction Document and to execute and deliver to Trustee the Certificates.

      (b) DUE QUALIFICATION. Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary

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

licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement or any Receivable transferred to the Trust by Transferor unenforceable by the Credit Card Originator, Transferor, Servicer or Trustee and would have a material adverse effect on the interests of the Holders hereunder or under any Supplement.

      (c) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and each other Transaction Document by Transferor, the execution and delivery to Trustee of the Certificates by Transferor and the consummation by Transferor of the transactions provided for in each Transaction Document have been duly authorized by Transferor by all necessary limited liability company action on the part of Transferor.

      (d) NO CONFLICT. The execution and delivery by Transferor of each Transaction Document and the Certificates, the performance by Transferor of the transactions contemplated by each Transaction Document and the fulfillment by Transferor of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Transferor is a party or by which it or any of its properties are bound.

      (e) NO VIOLATION. The execution and delivery by Transferor of each Transaction Document and the Certificates, the performance by Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by Transferor of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to Transferor.

      (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction Document or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by any Transaction Document or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under any Transaction Document,
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Transaction Document or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal or applicable state income or franchise tax systems.

      (g) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Transferor of each Transaction Document and the Certificates, the performance by Transferor of the transactions contemplated by each Transaction Document and the fulfillment by Transferor of the terms hereof and thereof, have been obtained.

      (h) INSOLVENCY. No Insolvency Event with respect to Transferor has occurred. Transferor did not (i) execute the Transaction Documents, (ii) grant to the Trustee the security interests described in SECTION 2.1, (iii) cause, permit, or suffer the perfection or attachment of such a security interest, (iv) otherwise effectuate or consummate any transfer to Trustee pursuant to any Transaction Document or (v) acquire its interest in the Trust, in each case:

                  (A)  in contemplation of insolvency;

                  (B) with a view to preferring one creditor over another or to preventing the application of its assets in the manner required by applicable law or regulations;

                  (C)  after committing an act of insolvency; or

                  (D) with any intent to hinder, delay, or defraud itself or its creditors.

      (i)  TRUSTEE. Trustee is not an insider or Affiliate of Transferor.

The representations and warranties of Transferor set forth in this SECTION 2.3 shall survive the transfer and assignment by Transferor of the respective Receivables to the Trust. Upon discovery by Transferor, Servicer or Trustee of a breach of any of the representations and warranties by Transferor set forth in this SECTION 2.3, the party discovering such breach shall give prompt written notice to the others and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. Transferor agrees to cooperate with Servicer and Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this SECTION 2.3, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date.

      SECTION 2.4. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR RELATING TO TRANSACTION DOCUMENTS AND THE RECEIVABLES. (a) Representations and Warranties. Transferor represents and warrants to the Trust as of the Effective Date, each Closing Date and, with respect to Additional Accounts, the related Addition Date that:

            (i) each Transaction Document and, in the case of Supplemental Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws now or hereafter in effect and by general principles of equity (whether considered in a suit at law or in equity);

            (ii) as of the Automatic Addition Termination Date or any Automatic Addition Suspension Date and as of each subsequent Addition Date with respect to Supplemental Accounts, and as of the applicable Removal Date with respect to the Removed Accounts, the Account Schedule delivered pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such Automatic Addition Termination Date, such Automatic Addition Suspension Date, the related Addition Cut Off Date or such Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of such specified date;

            (iii) Transferor is the legal and beneficial owner of all right, title and interest in each Receivable and Transferor has the full right to transfer such Receivables to the Trust, and each Receivable conveyed to the Trust by Transferor has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates (other than Liens permitted under SECTION 2.7(b)) and in compliance, in all material respects, with all Requirements of Law applicable to Transferor;

            (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Transferor in connection with the conveyance by Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

            (v) this Agreement or, in the case of Supplemental Accounts, the related Assignment constitutes either a valid transfer and assignment to the Trust of all right, title and interest of Transferor in the Receivables and other Trust Assets conveyed to the Trust by Transferor and all monies due or to become due with respect thereto and the proceeds thereof or a grant of a security interest in such property to the Trustee, for the benefit of the Investor Holders, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation, in each case except as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity). Upon the filing of the financing statements pursuant to SECTION 2.1 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority security interest in such property and proceeds except for Liens permitted under SECTION 2.7(b);

            (vi) except as otherwise expressly provided in this Agreement or any Supplement, neither Transferor nor any Person claiming through or under Transferor has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Enhancement;

            (vii) on the Trust Cut Off Date, with respect to each Initial Account, on the date of its creation or the date it otherwise becomes an Automatic Additional Account, with respect to each Automatic Additional Account and, on the applicable Addition Cut Off Date, with respect to each related Supplemental Account, each such Account is an Eligible Account;

            (viii) on the Trust Cut Off Date, each Receivable then existing is an Eligible Receivable, on the date of creation of each Automatic Additional Account or the date the related account otherwise becomes an Automatic Additional Account, each Receivable contained in such Automatic Additional Account is an Eligible Receivable and, on the applicable Addition Cut Off Date, each Receivable contained in any related Supplemental Account is an Eligible Receivable; and

            (ix) as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable.

      (b) PERFECTION REPRESENTATIONS AND WARRANTIES. Transferor hereby makes the Perfection Representations and Warranties to the Trust. The rights and remedies with respect to any breach of the Perfection Representations and Warranties made under this SECTION 2.4(B) shall be continuing and shall survive any termination of this Agreement. Neither the Trust nor the Trustee shall waive a breach of any Perfection Representation and Warranty. In order to evidence the interests of the Transferor and the Trust under this Agreement, the Transferor and Servicer shall, from time to time take such action, and execute and deliver such instruments (including, without limitation, such actions or filings as are requested by the Trustee and financing statements under the UCC as enacted and then in effect in any other jurisdiction in which the Transferor is organized, has its principal place of business or maintains any books, records, files, or other information concerning the Receivables) in order to maintain and perfect, as a first priority interest, the security interest in the Receivables. The Transferor hereby authorizes Servicer to file financing statements under the UCC without the Transferor's signature where allowed by applicable law.

      (c) NOTICE OF BREACH. The representations and warranties of Transferor set forth in this SECTION 2.4 shall survive the transfer and assignment by Transferor of Receivables to the Trust. Upon discovery by Transferor, Servicer or Trustee of a breach of any of the representations and warranties by Transferor set forth in this SECTION 2.4, the party discovering such breach shall give prompt written notice to the others and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. Transferor agrees to cooperate with Servicer and Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this SECTION 2.4, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

      SECTION 2.5. REASSIGNMENT OF INELIGIBLE RECEIVABLES. (a) REASSIGNMENT OF RECEIVABLES. If (i) any representation or warranty of Transferor contained in
SECTION 2.4(a)(ii), (iii), (iv), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust by Transferor or any Account and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by Trustee) after the earlier to occur of the discovery thereof by Transferor or receipt by Transferor or a designee of Transferor of notice thereof given by Trustee, or (ii) it is so provided in SECTION 2.7(a) with respect to any Receivables transferred to the Trust by Transferor, then such Receivable shall be designated an "INELIGIBLE RECEIVABLE" and shall be assigned a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; PROVIDED that such Receivables will not be deemed to be Ineligible Receivables but will be deemed Eligible Receivables and such Principal Receivables shall be included in determining the aggregate Principal Receivables in the Trust if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in CLAUSE (i), the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in CLAUSE (ii), the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) Transferor shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

      (b) PRICE OF REASSIGNMENT. On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the aggregate amount of Principal Receivables used to calculate the Transferor Amount or the Investor Percentages applicable to any Series. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Specified Transferor Amount, Transferor shall make a deposit into the Excess Funding Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount by which the Transferor Amount would be less than the Specified Transferor Amount (up to the amount of such Principal Receivables). The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Ineligible Receivables.

      The obligation of Transferor to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Holders (or Trustee on behalf of the Holders) or any Enhancement Provider.

      SECTION 2.6. REASSIGNMENT OF RECEIVABLES IN TRUST PORTFOLIO. If any representation or warranty of Transferor set forth in SECTION 2.3(a), (b) or (c) or SECTION 2.4(a)(i), (v) or (vi) is not true and correct in any material respect and such breach has a material adverse effect on the Investor Interest in the Receivables transferred to the Trust by Transferor, then either Trustee or the Majority Holders, by notice then given to Transferor and Servicer (and to Trustee if given by the Investor Holders), may direct Transferor to accept a reassignment of the Receivables transferred to the Trust by Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions Transferor shall be obligated to accept such reassignment on the terms set forth below; PROVIDED that such Receivables will not be reassigned to Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Transferor shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

      Transferor shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with
ARTICLE IV and each Supplement. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Receivables.

      Upon the deposit, if any, required to be made to the Collection Account as provided in this Section or SECTION 2.5, Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, without recourse, representation or warranty (except for the warranty that since the date of transfer by Transferor, Trustee has not sold, transferred or encumbered any such

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Receivables or interest therein), all the right, title and interest of the Trust in and to the applicable Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of such Receivables pursuant to this Section. The obligation of Transferor to accept reassignment of any Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Holders (or Trustee on behalf of the Holders).

      SECTION 2.7.  Covenants of Transferor. Transferor covenants as follows:

      (a) RECEIVABLES TO BE ACCOUNTS, GENERAL INTANGIBLES OR CHATTEL PAPER. Except in connection with the enforcement or collection of an Account, Transferor will take no action to cause any Receivable transferred by it to the Trust to be evidenced by any instrument and, if any such Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be deemed to be an Ineligible Receivable in accordance with
SECTION 2.5(a) and shall be reassigned to Transferor in accordance with SECTION 2.5(b).

      (b) SECURITY INTERESTS. Except for the conveyances hereunder, Transferor will not sell, pledge, assign or transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; Transferor will immediately notify Trustee of the existence of any Lien on any Receivable of which Transferor has knowledge; and Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Transferor or RPA Seller; PROVIDED that nothing in this SECTION 2.7(b) shall prevent or be deemed to prohibit Transferor from suffering to exist upon any of the Receivables any Liens for taxes if such taxes shall not at the time be due and payable or if Transferor or RPA Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Notwithstanding the foregoing, nothing in this SECTION 2.7(b) shall be construed to prevent or be deemed to prohibit the transfer of the Transferor Interest and certain other rights of Transferor in accordance with this Agreement and any related Supplement.

      (c) TRANSFEROR INTEREST. Except as otherwise permitted herein, including in SECTIONS 2.11, 6.3 and 7.2, Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor Interest (or any interest therein) or any Supplemental Interest (or any interest therein) and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

      (d) DELIVERY OF COLLECTIONS OR RECOVERIES. If Transferor receives Collections or Recoveries, then Transferor agrees to pay Servicer all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by Transferor.

      (e) NOTICE OF LIENS. Transferor shall notify Trustee and each Enhancement Provider, if any, entitled to such notice pursuant to the relevant Supplement promptly after becoming aware

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

of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under SECTION 2.7(b).

      (f) CONTINUOUS PERFECTION. Transferor shall not change its name, identity or structure in any manner that might cause any financing or continuation statement filed pursuant to this Agreement to be misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Transferor shall have delivered to Trustee at least 30 days prior written notice thereof and, no later than 30 days after making such change, shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. Transferor shall not change its chief executive office, jurisdiction of organization or change the location of its principal records concerning the Receivables, the Trust Assets or the Collections unless it has delivered to Trustee at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Trustee in the Receivables and other Trust Assets to continue to be perfected with the priority required by this Agreement.

      (g) CREDIT CARD AGREEMENT AND GUIDELINES. Transferor shall enforce the covenant in the Receivables Purchase Agreement requiring the Credit Card Originator to comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure to comply or perform would not materially or adversely affect the rights of the Trust or the Holders under any Transaction Document or the Certificates. Transferor may permit the Credit Card Originator to change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and Periodic Finance Charges and other fees assessed thereon), but only if such change is made applicable to any comparable segment of the revolving credit card accounts owned and serviced by the Credit Card Originator which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between Transferor and an unrelated third party or by the terms of the Credit Card Agreements.

      (h) RECEIVABLES PURCHASE AGREEMENT. Transferor, in its capacity as purchaser of Receivables from RPA Seller under the Receivables Purchase Agreement, shall enforce the covenants and agreement of RPA Seller as set forth in the Receivables Purchase Agreement if the failure of RPA Seller to comply with such covenants and agreements would (i) result in the occurrence of an Early Amortization Event or (b) materially and adversely effect the amount or timing of distributions to be made to the Investor Certificateholders of any Series or Class pursuant to the Transaction Documents.

      (i) OFFICIAL RECORDS. The resolutions of Transferor's Board of Directors approving each of the Transaction Documents and all documents relating thereto are and shall be continuously reflected in the minutes of Transferor's Board of Directors. Each of the Transaction Documents and all documents relating thereto are and shall, continuously from the time of their respective execution by Transferor, be official records of Transferor.

      (j) ACCOUNT ALLOCATIONS. If Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including by reason of the application of the provisions of SECTION
9.2 or an order by any Federal governmental agency

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

having regulatory authority over Transferor or any court of competent jurisdiction that Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event: (A) Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, all Discount Option Receivables Collections, and all amounts which would have constituted Collections with respect to Principal Receivables and all Discount Option Receivables Collections but for Transferor's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables and the Discount Option Receivables Amount in the Trust on such date); (B) Transferor agrees to have such amounts applied as Collections in accordance with ARTICLE IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with CLAUSES (A) and (B), Principal Receivables and Discount Option Receivables (and all amounts which would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor's inability to transfer Receivables to the Trust) that are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with ARTICLE IV, and all amounts that would have constituted Principal Receivables or Discount Option Receivables, as the case may be, but for Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables or Discount Option Receivables, as the case may be, for the purpose of calculating the applicable Investor Percentage with respect to any Series. If Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with ARTICLE IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables and Discount Option Receivables to the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with ARTICLE IV.

      (k) PERIODIC FINANCE CHARGES AND OTHER FEES. Transferor hereby agrees that, except as otherwise required by any Requirement of Law, or as is deemed by the Credit Card Originator to be necessary in order for it to maintain its credit card business, based upon a good faith assessment by the Credit Card Originator, in its sole discretion, of the nature of the competition in the credit card business, it shall not at any time permit the Credit Card Originator to reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, Transferor's reasonable expectation of the Portfolio Yield for any Series as of such date would be less than the then Base Rate for that Series.

      (l) NOTICES OF CERTAIN EVENTS. Transferor shall promptly notify each Rating Agency after Transferor obtains knowledge that: (i) the Welsh, Carson, Anderson & Stowe Partnerships and The Limited and its Affiliates (in the aggregate) fail to own a majority of the outstanding common stock of Holding (PROVIDED that common stock owned by employees, either individually or through employee stock ownership or other stock based benefit plans, shall not be included in the calculation of ownership interests for this purpose); (ii) any Merchant whose program gives rise to more than 10% of the Principal Receivables (measured as of the end of the most recent Monthly Period) terminates its private label credit card program with the Bank; (iii)

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

the Trustee gives a resignation notice pursuant to SECTION 11.7; or (iv) an Additional Limitation Event or an Automatic Addition Limitation Event occurs.

      (m) AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Transferor shall not amend in any material respect its certificate of formation or its limited liability company agreement without providing the Rating Agencies with notice no later than the fifth Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and satisfying the Rating Agency Condition.

      (n) OTHER INDEBTEDNESS. The Transferor shall not incur any additional debt, unless (i) such debt is contemplated by the Transaction Documents or (ii) the Rating Agencies are provided with notice no later than the fifth Business Day prior to the incurrence of such additional debt (unless the right to such notice is waived by the Rating Agency) and the Rating Agency Condition is satisfied with respect to the incurrence of such debt.

      (o)  SEPARATE CORPORATE EXISTENCE.  The Transferor shall:

            (i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

            (ii) Except as provided herein, maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of the Transferor, with financial institutions. The funds of the Transferor shall not be diverted to any other Person or for other than the corporate use of the Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of the Transferor shall not be commingled with those of any other person or entity.

            (iii) Ensure that, to the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

            (iv) Ensure that, to the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Transferor and any of its Affiliates shall be only on an

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      arm's-length basis and shall receive the approval of the Transferor's
      Board of Directors including at least one Independent Director (defined below).

            (v) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its stockholders and Affiliates. To the extent that the Transferor and any of its members or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

            (vi) Conduct its affairs strictly in accordance with its certificate of formation and observe all necessary, appropriate and customary corporate formalities including, but not limited to, holding all regular and special directors' meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular directors' meetings shall be held at least annually.

            (vii) Ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by any Affiliate of the Transferor.

            (viii) Act solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor. The Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

            (ix) Except as contemplated by the Receivables Purchase Agreement, ensure that none of its Affiliates shall advance funds to it, and no Affiliate of the Transferor will otherwise guaranty its debts.

            (x) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

            (xi) Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any of its Affiliates.

            (xii) Ensure that any financial reports required of the Transferor shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions between the Transferor and such Affiliate and also state that the assets of the Transferor are not available to pay creditors of the Affiliate.

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

            (xiii) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and limited liability company agreement.

      SECTION 2.8. ADDITION OF ACCOUNTS. (a) AUTOMATIC ADDITIONAL Accounts. Subject to the limitations specified below in this SECTION 2.8(a) and to any further limitations specified in any Supplement, Automatic Additional Accounts shall be included as Accounts from and after the date upon which they are created, and all Receivables in Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Trust upon their creation. For all purposes of this Agreement, all receivables relating to Automatic Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of "Eligible Receivable" and "Eligible Account." Transferor may elect at any time to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the "AUTOMATIC ADDITION TERMINATION DATE"), or suspend any such inclusion as of any Business Day (an "AUTOMATIC ADDITION SUSPENSION DATE") until a date (the "RESTART DATE") to be notified in writing by Transferor to Trustee by delivering to Trustee, Servicer and each Rating Agency ten days prior written notice of such election at least 10 days prior to such Automatic Addition Termination Date, Automatic Addition Suspension Date or Restart Date, as the case may be. Promptly after each of an Automatic Addition Termination Date, an Automatic Addition Suspension Date and a Restart Date, Transferor and Trustee agree to execute, and Transferor agrees to record and file at its own expense, an amendment to the financing statements referred to in
SECTION 2.1 to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and, except in connection with any such filing made after a Restart Date, to release any security interest in any accounts created after the Automatic Addition Termination Date or Automatic Addition Suspension Date. Notwithstanding the foregoing, during any period after an Automatic Addition Limitation Event has occurred and before the Rating Agency Condition has been satisfied as to the resumption of treating new accounts as Automatic Additional Accounts, no new accounts that would otherwise be Automatic Additional Accounts shall be treated as such on any Addition Date if the number of such Automatic Additional Accounts would exceed an amount equal to the greater of:

            (i) the excess (if any) of (1) 20% of the aggregate number of Accounts determined as of the first day of the fiscal year of Transferor in which the Addition Date occurs OVER (2) the aggregate amount of Automatic Additional Accounts and Supplemental Accounts the Addition Date for which has occurred since the first day of such fiscal year; and

            (ii) the excess (if any) of (1) 15% of the aggregate number of Accounts determined as of the first day of the fiscal quarter of Transferor in which the Addition Date occurs OVER (2) the aggregate amount of Automatic Additional Accounts and Supplemental Accounts the Addition Date for which has occurred since the first day of such fiscal quarter.

      In addition, during any period after an Additional Limitation Event has occurred and before the Rating Agency Condition has been satisfied as to the resumption of treating new

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

accounts as Automatic Additional Accounts, no new accounts that would otherwise be Automatic Additional Accounts shall be treated as such on any Addition Date if:

            (i) the aggregate balance of Receivables in Automatic Additional Accounts and Supplemental Accounts designated during a twelve month (or shorter) period beginning on the Additional Limitation Event (or any anniversary thereof) would exceed an amount equal to the excess (if any) of 20% of the aggregate balance of Receivables determined as of the first day after the Additional Limitation Event (or such anniversary); or

            (ii) the aggregate balance of Receivables in Automatic Additional Accounts and Supplemental Accounts designated during a three month (or shorter) period beginning on the Additional Limitation Event (or the first day of the third month commencing thereafter or of any ensuing third month) would exceed 15% of the aggregate balance of Receivables determined as of the first day after the occurrence of the Additional Limitation Event (or the first day of such third month or ensuing third month).

      (b) REQUIRED ADDITIONS OF SUPPLEMENTAL ACCOUNTS. If during any period of thirty consecutive days, the Transferor Amount averaged over that period is less than the Minimum Transferor Amount for that period, Transferor shall designate additional Eligible Accounts ("SUPPLEMENTAL ACCOUNTS") to be included as Accounts in a sufficient amount such that the average of the Transferor Amount, computed by assuming that the amount of the Principal Receivables of such Supplemental Accounts shall be deemed to be outstanding in the Trust during each day of such 30-day period, is at least equal to the Minimum Transferor Amount. In addition, if on any Record Date the aggregate amount of Principal Receivables plus amounts on deposit in the Excess Funding Account is less than the Required Principal Balance, Transferor shall designate Supplemental Accounts from any Approved Portfolio to be included as Accounts in a sufficient amount such that the aggregate amount of Principal Receivables plus amounts on deposit in the Excess Funding Account will be equal to or greater than the Required Principal Balance. Receivables from all such Supplemental Accounts shall be transferred to the Trust on or before the tenth Business Day following such thirty-day period or Record Date, as the case may be. In lieu of, or in addition to, designating Supplemental Accounts as required above, Transferor may convey to the Trust participations or trust certificates representing undivided legal or beneficial interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts or other revolving credit accounts owned by Transferor or any of its Affiliates and collections thereon ("PARTICIPATION INTERESTS"). Any addition of Participation Interests to the Trust (whether pursuant to this PARAGRAPH (b) or PARAGRAPH (c) below) shall be effected by an amendment hereto, dated the applicable Addition Date, pursuant to SUBSECTION 13.1(a).

      (c) PERMITTED ADDITIONS. In addition to its obligation under PARAGRAPH
(b), Transferor may, but shall not be obligated to, from time to time designate Supplemental Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date, so long as after giving effect to such addition no more than 20% of the Receivables by outstanding balance, will be 30 or more days delinquent.

      (d) CERTAIN CONDITIONS FOR ADDITIONS OF SUPPLEMENTAL ACCOUNTS AND PARTICIPATION INTERESTS. Transferor agrees that any transfer of Receivables from Supplemental Accounts or

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

Participation Interests under PARAGRAPHS (b) or (c) shall occur only upon satisfaction of the following conditions (to the extent applicable):

            (i) on or before the tenth Business Day prior to the Addition Date (the "NOTICE DATE"), Transferor shall give Trustee, each Rating Agency and Servicer written notice that such Supplemental Accounts or Participation Interests will be included, which notice shall specify the approximate aggregate amount of the Receivables or Participation Interests to be transferred; and, in the case of any transfer pursuant to PARAGRAPH (c), the Rating Agency Condition shall have been satisfied;

            (ii) on or before the Addition Date, Transferor shall have delivered to Trustee a written assignment (including an acceptance by Trustee on behalf of the Trust for the benefit of the Investor Holders) in substantially the form of EXHIBIT A (the "ASSIGNMENT") and the Credit Card Originator shall have indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to the Trust and, within five Business Days thereafter, Transferor shall have delivered to Trustee an Account Schedule listing such Supplemental Accounts, which as of the date of such Assignment, shall be deemed incorporated into and made a part of such Assignment and this Agreement;

            (iii) Transferor shall represent and warrant that (x) each Supplemental Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Supplemental Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by Transferor to be materially adverse to the interests of the Investor Holders were utilized in selecting the Additional Accounts from the available Eligible Accounts in an Approved Portfolio, and (z) as of the Addition Date, Transferor is not insolvent;

            (iv) Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of Transferor in and to the Receivables then existing and thereafter created in the Supplemental Accounts, and all proceeds of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds and Recoveries relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates, except for (i) Liens permitted under
      SECTION 2.7(b), (ii) the interest of Transferor as Holder of the Transferor Interest and (iii) Transferor's right to receive interest accruing on, and investment earnings in respect of, the Excess Funding Account, or any Series Account as provided in this Agreement and any related Supplement or (y) a grant of a security interest in such property to the Trustee, for the benefit of the Investor Holders, which is enforceable with respect to then existing Receivables in the Supplemental Accounts, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts conveyed on such Addition Date, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon such creation; and (z) if the Assignment constitutes

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

      the grant of a security interest to the Trustee in such property, upon the filing of a financing statement as described in SECTION 2.1 with respect to such Supplemental Accounts and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds thereof, and Insurance Proceeds and Recoveries relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC), except for Liens permitted under SECTION 2.7(b);

            (v) Transferor shall deliver an Officer's Certificate to Trustee confirming the items set forth in CLAUSE (ii); and

            (vi) Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Supplemental Accounts to Trustee (with a copy to each Rating Agency) substantially in the form of EXHIBIT E-2.

      (e) ADDITIONAL APPROVED PORTFOLIOS. The Transferor may from time to time designate additional portfolios of accounts as "Approved Portfolios" if the Rating Agency Condition is satisfied with respect to that designation (except as to any Series or Class that expressly waives this requirement in the applicable Supplement). Transferor agrees that prior to any transfer of Receivables from Automatic Additional Accounts arising in a portfolio that is designated as an Approved Portfolio pursuant to the immediately preceding sentence Transferor shall satisfy the following requirements:

            (i) on or before the tenth Business Day prior to the Addition Date, Transferor shall give Trustee, each Rating Agency and Servicer written notice that such Automatic Additional Accounts will be included;

            (ii) on or before the Addition Date, Transferor shall have delivered to Trustee a written Assignment (including an acceptance by Trustee on behalf of the Trust for the benefit of the Investor Holders) substantially in the form of EXHIBIT A (with appropriate modifications) and the Credit Card Originator shall have indicated in its computer files that the Receivables created in connection with the Automatic Additional Accounts have been transferred to the Trust;

            (iii) Transferor shall represent and warrant that (x) each Automatic Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Automatic Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by Transferor to be materially adverse to the interests of the Investor Holders were utilized in selecting the new Approved Portfolio, and (z) as of the Addition Date, Transferor is not insolvent;

            (iv) Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Trust of all right, title and interest of Transferor in and to the Receivables then existing and thereafter created in the Automatic Additional Accounts, and all proceeds of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds and Recoveries relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates, except for (i) Liens permitted under SECTION 2.7(B), (ii) the interest of the Holder of the Transferor Interest and
      (iii) Transferor's right to receive interest accruing on, and investment earnings in respect of, the Excess Funding Account, or any Series Account as provided in this Agreement and any related Supplement or (y) a grant of a security interest in such property to the Trustee, for the benefit of the Investor Holders, which is enforceable with respect to then existing Receivables in the Automatic Additional
      Accounts, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Automatic Additional Accounts conveyed on such Addition Date, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trustee in such property, upon the filing of a financing statement as described in SECTION 2.1 with respect to such Automatic Additional Accounts and in the case of the Receivables thereafter created in such Automatic Additional Accounts and the proceeds thereof, and Insurance Proceeds and Recoveries relating thereto, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC), except for Liens permitted under
      SECTION 2.7(b);

            (v) Transferor shall deliver an Officer's Certificate to Trustee confirming the items set forth in CLAUSE (ii); and

            (vi) Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Automatic Additional Accounts to Trustee (with a copy to each Rating Agency) substantially in the form of EXHIBIT E-2 (with appropriate modifications).

      SECTION 2.9. REMOVAL OF ACCOUNTS. (a) On any day of any Monthly Period Transferor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts then owned by the Credit Card Originator and designated by Transferor (the "REMOVED ACCOUNTS") or Participation Interests (unless otherwise set forth in the applicable Supplement), upon satisfaction of the following conditions:

            (i) on or before the tenth Business Day immediately preceding the Removal Date (the "REMOVAL NOTICE DATE") Transferor shall have given Trustee, Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement written notice of such removal and specifying the date for removal of the Removed Accounts and Participation Interests (the "REMOVAL DATE"); Transferor shall provide each Rating Agency with such additional information relating to such removal as the Rating Agency shall reasonably request;

            (ii) with respect to Removed Accounts, on or prior to the date that is 10 Business Days after the Removal Date, Transferor shall have delivered to Trustee an Account Schedule listing the Removed Accounts and specifying for each such Account, as of the

      Removal Notice Date, its account number, the aggregate amount outstanding, and the aggregate amount of Principal Receivables outstanding in such Account;

            (iii) with respect to Removed Accounts, Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to PARAGRAPH (ii), as of the Removal Date, is true and complete in all material respects;

            (iv) with respect to any removal pursuant to SECTION 2.9(b) that is being made as a result of the applicable Merchant exercising a purchase right as to which Transferor has no reasonable control (an "INVOLUNTARY REMOVAL"), Transferor shall use reasonable efforts to satisfy the Rating Agency Condition; and as to any other removal, the Rating Agency Condition shall have been satisfied;

            (v) Transferor shall have delivered to Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated as of the Removal Date, to the effect that Transferor reasonably believes that (A) in the case of any removal other than an Involuntary Removal, such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any Series, (B) in the case of any Involuntary Removal, Transferor has used reasonable efforts to avoid having such removal result in an Early Amortization Event, (C) in either case, no selection procedure believed by Transferor to be materially adverse to the interests of the Investor Holders has been used in removing Removed Accounts from among any pool of Accounts or Participation Interests of a similar type (it being understood that Transferor will not be deemed to have used such an adverse selection procedure in connection with any Involuntary Removal) and (D) in the case of any Removal other than an Involuntary Removal, Accounts (or administratively convenient groups of Accounts, such as billing cycles) were chosen for removal on a random basis or another basis that the Transferor believes is consistent with achieving derecognition of the Receivables under generally accepted accounting principles in the United States of America in effect from time to time;

            (vi) in the case of any removal pursuant to SECTION 2.9(a), the aggregate Principal Receivables in the Removed Accounts shall not exceed the lesser of (A) the excess of the Transferor Amount over the Minimum Transferor Amount or (B) the excess of the aggregate amount of Principal Receivables plus amounts on deposit in the Excess Funding Account over the Required Principal Balance, all measured as of the end of the most recently ended Monthly Period;

            (vii) in the case of any removal pursuant to SECTION 2.9(b), the removal shall not cause the Transferor Amount to be less than the Minimum Transferor Amount or cause the sum of the aggregate Principal Receivables plus the Excess Funding Account balance to be less than the Required Principal Balance; and

            (viii) such removal shall not cause a decrease in the sum of the Invested Amounts for all outstanding Series.

      Upon satisfaction of the above conditions, Trustee shall execute and deliver to Transferor or its designee a written reassignment in substantially the form of EXHIBIT B (the "REASSIGNMENT") and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts or the Participation Interests, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof. In addition, Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of Receivables pursuant to this Section.

      (b) Transferor may from time to time designate as Removed Accounts any Accounts designated for purchase by a Merchant pursuant to the terms of the related Credit Card Processing Agreement, PROVIDED THAT no Account included in the Identified Portfolio may be designated a Removed Account until the Series 1996-A and Series 1996-B Certificates have been paid in full pursuant to this
SECTION 2.9(b). Any Trust's repurchase of the Receivables in Removed Accounts designated pursuant to this SECTION 2.9(b) shall be effected in the manner and at a price determined in accordance with SECTION 2.5(b), as if the Receivables being repurchased were Ineligible Receivables. Amounts deposited in the Collection Account in connection therewith shall be deemed to be Collections of Principal Receivables and shall be applied in accordance with the terms of
ARTICLE IV and each Supplement.

      SECTION 2.10. DISCOUNT OPTION. (a) Transferor shall have the option to designate at any time a fixed or floating percentage (the "DISCOUNT PERCENTAGE") of the amount of Receivables arising in the Accounts on or after the date such designation becomes effective that would otherwise constitute Principal Receivables (prior to subtracting from Principal Receivables, Finance Charge Receivables that are Discount Option Receivables) to be treated as Finance Charge Receivables. Transferor may from time to time increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. Transferor must provide 30 days' prior written notice to Servicer, Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination shall become effective on the date specified therein only if (i) Transferor has delivered to Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at the time, Transferor reasonably believes that such increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event, or an event which with notice or the lapse of time would constitute an Early Amortization Event, to occur with respect to any Series and (ii) in the case of any increase, the Discount Percentage shall not exceed 3% after giving effect to that increase, unless the Rating Agency Condition has been satisfied with respect to the increase.

      (b) On each Date of Processing after the date on which the Transferor's exercise of its discount option takes effect, the Transferor shall treat Discount Option Receivables Collections as Collections of Finance Charge Receivables.

      SECTION 2.11. ADDITIONAL TRANSFERORS. Transferor may designate additional or substitute Persons to be included as Transferors under this Agreement by an amendment to this Agreement (which amendment shall be subject to SECTION 13.1 and to any applicable restrictions in the Supplement for any outstanding Series) and, in connection with such designation, the initial Transferor shall transfer a portion of the Transferor Interest to such additional Transferor reflecting such additional Transferor's interest in the Transferor Interest; PROVIDED THAT prior to any such designation and issuance the conditions set forth in SECTION 6.3(d) shall have been satisfied.

      SECTION 2.12. ADDITIONAL CREDIT CARD ORIGINATORS. Transferor may designate additional Persons as Credit Card Originators under this Agreement by an amendment to this Agreement (which amendment shall be subject to SECTION 13.1 and to any applicable restrictions in the Supplement for any outstanding Series).

                   ARTICLE III ADMINISTRATION AND SERVICING

      SECTION 3.1. ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO SERVICER. (a) WFN is appointed, and agrees to act, as Servicer.

      (b) Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card and other consumer open end credit receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to SECTION 10.1 and provided WFN is Servicer, Servicer or its designee (rather than Trustee) is hereby authorized and empowered (i) to make withdrawals and payments or to instruct Trustee to make withdrawals and payments from the Collection Account and any Series Account, as set forth in this Agreement or any Supplement, and
(ii) to take any action required or permitted under any Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to SECTION 10.1, Servicer or its designee is authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements. Trustee shall furnish Servicer with any powers of attorney or other documents necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

      (c) Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by Servicer in connection with servicing other credit card receivables.

      (d) Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Holders.

      (e) Servicer shall be liable for the payment, without reimbursement, of all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of Trustee, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel) in accordance with SECTION 11.5, fees and disbursements of independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust, the Investor Holders of a Series or Transferor (other than Federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

      (f) Servicer shall maintain fidelity bond or other appropriate insurance coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as Servicer believes to be reasonable from time to time.

      SECTION 3.2. SERVICING COMPENSATION. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, Servicer shall be entitled to receive a servicing fee (the "SERVICING FEE") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Series Servicing Fee Percentages with respect to each outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Invested Amount (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to the Investor Interest of each Series with respect to any Monthly Period (the "INVESTOR SERVICING FEE") will be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Investor Interest of a particular Series, or otherwise allocated in any Supplement, shall be paid from Finance Charge Collections allocable to Transferor on the related Distribution Date. In no event shall the Trust, Trustee, the Investor Holders of any Series or any Enhancement Provider be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by Transferor.

      SECTION 3.3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SERVICER. WFN, in its capacity as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Trust:

      (a) ORGANIZATION AND GOOD STANDING. Servicer is a national banking association (or with respect to such Successor Servicer, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each Supplement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

      (b) DUE QUALIFICATION. Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Investor Holders hereunder or under any Supplement.

      (c) DUE AUTHORIZATION. The execution, delivery, and performance of this Agreement and each Supplement have been duly authorized by Servicer by all necessary corporate action on the part of Servicer.

      (d) BINDING OBLIGATION. This Agreement and each Supplement constitutes a legal, valid and binding obligation of Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general (or with respect to such Successor Servicer, such other corporate entity as may be applicable) and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

      (e) NO VIOLATION. The execution and delivery of this Agreement and each Supplement by Servicer, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Servicer is a party or by which it or any of its properties are bound.

      (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of Servicer, threatened against Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of Servicer, would materially and adversely affect the performance by Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

      (g) COMPLIANCE WITH REQUIREMENTS OF LAW. Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required under Requirements of Law in order to properly service the Receivables and the related Accounts and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Investor Holders.

      (h) NO RESCISSION OR CANCELLATION. Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines. Servicer shall reflect any such rescission or cancellation in its computer file of revolving credit card accounts. In addition, Servicer may waive the accrual and/or payment of certain Finance Charge Receivables in respect of certain past due Accounts, the

Obligors of which have enrolled with a consumer credit counseling service, and the Receivables in such Accounts shall not fail to be Eligible Receivables solely as a result of such waiver.

      (i) PROTECTION OF HOLDERS' RIGHTS. Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Holders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables.

      (j) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Except in connection with its enforcement or collection of an Account, Servicer will take no action to cause any Receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be reassigned or assigned to Servicer as provided in this Section.

      (k) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Servicer of this Agreement and each Supplement, the performance by Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by Servicer of the terms hereof and thereof, have been obtained; PROVIDED that Servicer makes no representation or warranty as to state securities or "blue sky" laws.

      (l) MAINTENANCE OF RECORDS AND BOOKS OF ACCOUNT. Servicer shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Receivables. Such documents, books and computer records shall reflect all facts giving rise to the Receivables, all payments and credits with respect thereto, and, to the extent required pursuant to SECTION 2.1, such documents, books and computer records shall indicate the interests of the Trust in the Receivables.

      For purposes of the representations and warranties set forth in this
SECTION 3.3, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

      If any of the representations, warranties or covenants of Servicer contained in PARAGRAPH (g), (h), (i) OR (j) with respect to any Receivable or the related Account is breached, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are materially impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, then no later than the expiration of 60 days (or such longer period, not in excess of 150 days, as may be agreed to by Trustee) from the earlier to occur of the discovery of such event by Servicer, or receipt by Servicer of notice of such event given by Trustee, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to Servicer as set forth below; PROVIDED that such Receivables will not be reassigned or assigned to Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) Servicer shall have delivered an

Officer's Certificate describing the nature of such breach and the manner in which such breach was cured.

      Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection with respect to such Receivables and shall be applied in accordance with ARTICLE IV and each Supplement.

      Upon each such assignment to Servicer, Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Servicer, without recourse, representation or warranty (except for the warranty that since the date of transfer by Transferor, Trustee has not sold, transferred or encumbered any such Receivables or interest therein), all right, title and interest of the Trust in and to such Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of Servicer to accept assignment of such Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account or the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Holders (or Trustee on behalf of Holders) or any Enhancement Provider.

      SECTION 3.4.  Reports to Trustee.

      (a) DAILY REPORTS. On the second Business Day immediately following each Date of Processing, Servicer shall prepare and make available at the office of Servicer for inspection by Trustee a report (the "DAILY REPORT") that shall set forth (i) the aggregate amounts of Collections, Collections with respect to Principal Receivables and Collections with respect to Finance Charge Receivables processed by Servicer on such Date of Processing, (ii) the aggregate amount of Defaulted Receivables for such Date of Processing, and (iii) the aggregate amount of Principal Receivables in the Trust as of such Date of Processing.

      (b) MONTHLY SERVICER'S CERTIFICATE. Unless otherwise stated in any Supplement as to the related Series, on each Determination Date, Servicer shall forward to Trustee, the Paying Agent, each Rating Agency and each Enhancement Provider, if any, a certificate of a Servicing Officer setting forth (i) the aggregate amounts for the preceding Monthly Period with respect to each of the items specified in CLAUSE (i) of SECTION 3.4(a), (ii) the aggregate Defaulted Receivables and Recoveries for the preceding Monthly Period, (iii) a calculation of the Portfolio Yield and Base Rate for each Series then outstanding, (iv) the aggregate amount of Receivables and the balance on deposit in the Collection Account (or any subaccount thereof) or any Series Account applicable to any Series then outstanding with respect to Collections processed as of the end of the last day of the preceding Monthly Period, (v) the aggregate amount of adjustments from the preceding Monthly Period, (vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Enhancement with respect to each Series required to be made with respect to the previous Monthly Period,
(vii) the sum of all amounts payable to the Investor Holders on the succeeding Distribution Date in respect of interest and principal payable with respect to the

Investor Certificates and (viii) such other amounts, calculations, and/or information as may be required by any relevant Supplement.

      (c) TRANSFERRED ACCOUNTS. Servicer covenants and agrees hereby to deliver to Trustee, on or prior to the Automatic Addition Termination Date or any Automatic Addition Suspension Date (but in the latter case, prior to a Restart
Date) within a reasonable time period after any Transferred Account is created, but in any event not later than 15 days after the end of the month within which the Transferred Account is created, a notice specifying the new account number for any Transferred Account and the replaced account number.

      SECTION 3.5. ANNUAL CERTIFICATE OF SERVICER. Servicer shall deliver to Trustee, each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement, on or before the 90th day following the end of the Servicer's fiscal year 1996 and each subsequent fiscal year, an Officer's Certificate (with appropriate insertions) substantially in the form of EXHIBIT C.

      SECTION 3.6. ANNUAL SERVICING REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS; COPIES OF REPORTS AVAILABLE. (a) On or before the 90th day following the end of the Servicer's fiscal year 1996 and each subsequent fiscal year, Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to Servicer, the Credit Card Originator or Transferor) to furnish a report (addressed to Trustee) to Trustee, Servicer and each Rating Agency to the effect that they have applied certain procedures with Servicer and such firm has examined certain documents and records relating to the servicing of Accounts under this Agreement and each Supplement, compared the information contained in Servicer's certificates delivered pursuant to this Agreement during the period covered by such report with such documents and records and that, on the basis of such agreed upon procedures (and assuming the accuracy of any reports generated by Servicer's third party agents), such servicing was conducted in compliance with this Agreement during the period covered by such report (which shall be the prior calendar year, or the portion thereof falling after the Initial Closing Date), except for such exceptions, errors or irregularities as such firm shall believe to be immaterial and such other exceptions, errors or irregularities as shall be set forth in such report. Such report shall set forth the agreed upon procedures performed. A copy of such report shall be delivered to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement.

      (b) On or before the 90th day following the end of the Servicer's fiscal year 1996 and each subsequent fiscal year, Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to Servicer, the Credit Card Originator or Transferor) to furnish a report to Trustee, Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with Servicer to compare the mathematical calculations of certain amounts set forth in Servicer's Certificates delivered pursuant to SECTION 3.4(c) during the period covered by such report with Servicer's computer reports which were the source of such amounts and that on the basis of such agreed upon procedures and comparison, such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report shall be delivered to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement.

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

      (c) A copy of each certificate and report provided pursuant to SECTION 3.4(c), 3.5 or 3.6 may be obtained by any Investor Holder or Certificate Owner by a request to Trustee addressed to the Corporate Trust Office.

      (d) In the event such firm rendering a report under this Section 3.6 requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

      SECTION 3.7. TAX TREATMENT. Transferor has entered into this Agreement, and the Certificates will be issued, with the intention that for Federal, state and local income and franchise tax purposes, the Investor Certificates (except Transferor Retained Certificates which are held by Transferor) of each Series will qualify as debt secured by the Receivables. Transferor, by entering into this Agreement, each Holder, by the acceptance of its Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as debt. Each Holder of such Investor Certificate agrees that it will cause any Certificate owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as debt under applicable tax law, as described in this SECTION 3.7. Furthermore, subject to SECTION 11.11, or unless Transferor shall determine that the filing of returns is appropriate, Trustee shall treat the Trust solely as a security device and not as an entity separate from the Transferor and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

      SECTION 3.8. NOTICES TO TRANSFEROR. If WFN is no longer acting as Servicer, any Successor Servicer shall deliver to Transferor each certificate and report required to be provided thereafter pursuant to SECTION 3.4(c), 3.5 or 3.6.

      SECTION 3.9. ADJUSTMENTS. (a) If Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an accountholder, or because such Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Interest or the Investor Percentages applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount and the Investor Percentages applicable to any Series will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant of Transferor contained in SECTION 2.7(b) has been breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on the first Business Day after the Date of Processing for the event giving rise to such adjustment. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Specified Transferor Amount, not later than the close of business on such first Business Day, Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be less than the Specified Transferor Amount (up to the amount of such Principal Receivables). Any amount deposited into the Excess

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

Funding Account pursuant to the preceding sentence shall be considered Collections of Principal Receivables and shall be applied in accordance with
ARTICLE IV and each Supplement.

      (b) If (i) Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by Servicer in the form of a check which is not honored for any reason or (ii) Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, any adjustments made pursuant to this paragraph will be reflected in a current report but will not change any amount of Collections previously reported pursuant to SECTION 3.4(c).

                  ARTICLE IV RIGHTS OF HOLDERS; ALLOCATIONS

      SECTION 4.1. RIGHTS OF HOLDERS. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Holders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account allocable to Holders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (the "INVESTOR INTEREST"), it being understood that, unless otherwise specified in the Supplements with respect to each affected Series, the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Transferor shall own the remaining interest in the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Investor Interest (the "TRANSFEROR INTEREST"), including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid on account of the Transferor Interest; PROVIDED that (x) the Transferor Interest shall not represent any interest in the Collection Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement and (y) if this Agreement or, in the case of Supplemental Accounts, the related Assignment is deemed to constitute a grant to the Trustee, for the benefit of the Investor Holders, of a security interest in the Receivables and other Trust Assets, then the Transferor Interest shall be deemed to represent Transferor's equity in the collateral granted.

      SECTION 4.2. ESTABLISHMENT OF COLLECTION ACCOUNT AND EXCESS FUNDING ACCOUNT. Servicer, for the benefit of the Holders, shall establish and maintain in the name of Trustee, on behalf of the Trust, two Eligible Deposit Accounts (the "COLLECTION ACCOUNT" and the "EXCESS FUNDING ACCOUNT"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders. The Collection Account and the Excess Funding Account shall initially be established with Trustee. Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and the Excess Funding Account and in all proceeds thereof for the benefit of the Holders. The Collection Account and the Excess

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

Funding Account shall be under the sole dominion and control of Trustee for the benefit of the Holders. Except as expressly provided in this Agreement, Trustee agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account or the Excess Funding Account for any amount owed to it by the Trust, any Holder or any Enhancement Provider. If at any time the Collection Account or the Excess Funding Account ceases to be an Eligible Deposit Account, Trustee (or Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is satisfied) establish a new Eligible Deposit Account meeting the conditions specified above and transfer any cash or any investments from the affected account to such new account, and from the date such new account is established, it shall be the "Collection Account" or the "Excess Funding Account," as the case may be.

      Funds on deposit in the Collection Account and the Excess Funding Account shall, at the direction of Servicer, be invested by Trustee in Eligible Investments selected by Servicer, except that funds on deposit in either such account on any Transfer Date need not be invested through the immediately following Distribution Date. All such Eligible Investments shall be held by Trustee for the benefit of the Holders. Trustee shall maintain for the benefit of the Holders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Eligible Investment shall be disposed of prior to its maturity unless Servicer so directs and either (i) such disposal will not result in a loss of all or part of the principal portion of such Eligible Investment or (ii) prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account and the Excess Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period, except as otherwise specified in any Supplement. For purposes of determining the availability of funds or the balances in the Collection Account or the Excess Funding Account for any reason under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be available or on deposit. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

      Unless otherwise directed by Servicer, funds on deposit in the Excess Funding Account will be withdrawn and paid to Transferor on any day to the extent that the Transferor Amount exceeds the Specified Transferor Amount on such day. On any Transfer Date on which one or more Series is in an Amortization Period, Servicer shall determine the aggregate amounts of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and Servicer shall instruct Trustee to withdraw such amount from the Excess Funding Account (up to an amount equal to the lesser of (x) the amount on deposit in the Excess

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

Funding Account after application of the preceding sentence on that day and
(y) the amount, if any, by which the Transferor Amount would be less than zero if there were no funds on deposit in the Excess Funding Account on that day) on such Transfer Date and allocate such amount among each such Series as specified in each related Supplement.

      SECTION 4.3. COLLECTIONS AND ALLOCATIONS. (a) Servicer shall apply, or instruct Trustee to apply, all funds on deposit in the Collection Account as described in this ARTICLE IV and in each Supplement. Except as otherwise provided below and in each Supplement, Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections. Except as otherwise required by any Supplement, Transferor may permit or require payments owed by any Merchant with respect to In-Store Payments to be netted against amounts owed by the Credit Card Originator to that Merchant, and Transferor shall require the Credit Card Originator to deposit into the Collection Account on each Business Day an amount equal to the aggregate amount of In-Store Payments netted against amounts owed by the Credit Card Originator to the various Merchants on that Business Day.

      Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, if WFN remains Servicer and (x) for so long as WFN maintains a short term debt rating of A-1 or better by S&P, P-1 or better by Moody's, if rated by Fitch, F-1 or better by Fitch, and, if rated by any other Rating Agency, the equivalent rating by that Rating Agency (or such other rating below A-1, P-1 or such equivalent rating, as the case may be, which is satisfactory to each Rating Agency, if any), (y) with respect to Collections allocable to any Series, any other conditions specified in the related Supplement are satisfied or (z) WFN has provided to Trustee a letter of credit covering collection risk of Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the Rating Agency Condition has been satisfied), if any, Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding paragraph, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the related Transfer Date.

      (b) On each Date of Processing, Collections of Finance Charge Receivables and of Principal Receivables shall be allocated to the Investor Interest of each Series in accordance with the related Supplement. On each Determination Date, Defaulted Receivables will be allocated to the Investor Interest of each Series in accordance with the related Supplement.

      (c) Throughout the existence of the Trust, unless otherwise stated in any Supplement, on each Date of Processing Servicer shall allocate to Transferor an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, on that Date of Processing; PROVIDED that, if the Transferor Amount (determined after giving effect to any transfer of Principal Receivables to the Trust on such date), is less than or equal to the Specified Transferor Amount, Servicer shall not allocate to Transferor any such amounts that otherwise would be allocated to Transferor, but shall instead deposit such funds in the Excess Funding Account. Unless otherwise stated in any Supplement, neither Servicer nor Transferor need deposit any amounts allocated to the Transferor pursuant to the foregoing into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to Transferor.

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

      The payments to be made to Transferor, pursuant to this SECTION 4.3(c) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to SECTION 2.6 or 10.1, proceeds from the sale, disposition or liquidation of Receivables pursuant to SECTION 9.2 or 12.2 or payment of the purchase price for the Investor Interest of a specific Series pursuant to the related Supplement.

      SECTION 4.4. SHARED PRINCIPAL COLLECTIONS. On each Business Day, Shared Principal Collections may, at the option of Transferor, be applied (or held in the Collection Account for later application) as principal with respect to any Variable Interest or, so long as either no Series is in an Amortization Period or no Series that is in an Amortization Period will have a Principal Shortfall on the related Transfer Date (assuming no Early Amortization Event occurs), withdrawn from the Collection Account and paid to Transferor; and on each Transfer Date, (a) Servicer shall allocate Shared Principal Collections not previously so applied or paid to each applicable Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series, and any remainder may, at the option of Transferor, be applied as principal with respect to any Variable Interest and (b) Servicer shall withdraw from the Collection Account and pay to Transferor any amounts representing Shared Principal Collections remaining after the allocations and applications referred to in CLAUSE (a); PROVIDED that, if, on any day the Transferor Amount (determined after giving effect to any transfer of Principal Receivables to the Trust on such day), is less than or equal to the Specified Transferor Amount, Servicer shall not distribute to Transferor any Shared Principal Collections that otherwise would be distributed to Transferor, but shall deposit such funds in the Excess Funding Account to the extent required so that the Transferor Amount equals the Specified Transferor Amount. Notwithstanding the foregoing, during any Amortization Period for any Series (other than a Variable Interest), Transferor may not apply Shared Principal Collections as principal with respect to any Variable Interest, unless such application of principal is made on any Transfer Date or related Distribution Date after the application of Shared Principal Collections pursuant to the various Supplements.

      SECTION 4.5. EXCESS FINANCE CHARGE COLLECTIONS. On each Transfer Date, (a) for each Group, Servicer shall allocate the aggregate amount for all outstanding Series in such Group of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Transfer Date to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series, and (b) Servicer shall on the related Distribution Date withdraw (or shall instruct Trustee in writing to withdraw) from the Collection Account and pay to Transferor an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group which the related Supplements specify are "Finance Charge Shortfalls", for such Distribution Date.

      THE REMAINDER OF ARTICLE IV IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES

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                       ARTICLE V DISTRIBUTIONS AND REPORTS

      DISTRIBUTIONS SHALL BE MADE TO, AND REPORTS SHALL BE PROVIDED TO, HOLDERS AS SET FORTH IN THE APPLICABLE SUPPLEMENT.

                           ARTICLE VI THE CERTIFICATES

      SECTION 6.1. THE CERTIFICATES. The Investor Certificates of any Series or Class may be issued in bearer form ("BEARER CERTIFICATES") with attached interest coupons and any other applicable coupon (collectively, the "COUPONS") or in fully registered form ("REGISTERED CERTIFICATES") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. Except as otherwise provided in SECTION 6.3 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $5,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in SECTION 6.13. Each Certificate shall be executed by manual or facsimile signature on behalf of Transferor by its President, Treasurer or any Vice President. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of Trustee by the manual or facsimile signature of a duly authorized signatory, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the applicable Closing Date. All Registered Certificates shall be dated the date of their authentication.

      SECTION 6.2. AUTHENTICATION OF CERTIFICATES. Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of Transferor against payment to Transferor of the purchase price therefor. If specified in the related Supplement for any Series or Class, Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

      SECTION 6.3. NEW ISSUANCES. (a) Transferor may from time to time direct Trustee, on behalf of the Trust, to authenticate one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

      (b) On or before the Closing Date for any new Series, the parties hereto will execute and deliver a Supplement specifying the Principal Terms of the new Series. Such Supplement may

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

modify or amend the terms of this Agreement solely as applied to the new Series and may grant the Holders of the Investor Certificates in that Series, or an agent or other representative of such Holders, notice and consultation rights with respect to any rights or actions of Trustee. Trustee's obligation to authenticate the Investor Certificates of a new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions (except that the conditions set forth in CLAUSES (i), (iii), (iv) and (v) shall not be applicable to the issuance of the first Series):

            (i) on or before the fifth Business Day immediately preceding the Closing Date, Transferor shall have given Trustee, Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement notice of such issuance and the Closing Date;

            (ii) Transferor shall have delivered to Trustee the related Supplement, executed by each party hereto other than Trustee;

            (iii) Transferor shall have delivered to Trustee any related Enhancement Agreement executed by each of the parties thereto, other than Trustee;

            (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

            (v) Transferor shall have delivered to Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated the applicable Closing Date, to the effect that Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any Series;

            (vi) Transferor shall have delivered to Trustee and each Rating Agency a Tax Opinion, dated the Closing Date, with respect to such issuance; and

            (vii) Transferor shall have delivered to Trustee an Officer's Certificate stating that (A) the Transferor Amount shall not be less than the Minimum Transferor Amount and (B) the aggregate Principal Receivables plus the Excess Funding Account balance shall not be less than the Required Principal Balance, in each case as of the Closing Date and after giving effect to such issuance.

Upon satisfaction of the above conditions, Trustee shall execute the Supplement and authenticate the Investor Certificates of such Series upon execution thereof by Transferor.

      (c) Transferor may from time to time transfer a portion of the Transferor Interest by causing the issuance of one or more additional interests (each a "SUPPLEMENTAL INTEREST"), which may be in certificated or uncertificated form. The form and terms of any Supplemental Interest shall be defined in a Supplement (which Supplement shall be subject to SECTION 13.1(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of

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

Transferor (or the Holder of a Supplemental Interest, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

            (i) the Rating Agency Condition shall have been satisfied with respect to such action; and

            (ii) Transferor shall have delivered to Trustee and each Rating Agency a Tax Opinion, dated the date of such action (or transfer, exchange or other disposition as provided below), with respect thereto and an Opinion of Counsel to the effect that such action, assignment, participation, pledge or other disposition does not require registration of the interest under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective.

Any Supplemental Interest may be transferred or exchanged, and the Transferor Interest may be pledged, only upon satisfaction of the conditions set forth in CLAUSE (ii).

      (d) The Transferor Interest may be transferred in its entirety to a Person which is a member of the "affiliated group" as defined in Section 1504(a) of the Code which WFN is a member without the consent or approval of the Holders of the Investor Certificates, provided that (i) the Rating Agency Condition shall have been satisfied with respect to such transfer, (ii) Transferor shall have delivered to Trustee and each Rating Agency Opinions of Counsel of the type described in SECTION 6.3(c)(ii), dated the date of such transfer, with respect thereto and (iii) Transferor shall have delivered to Trustee an Officer's Certificate stating that the Transferor Amount shall not be less than the Minimum Transferor Amount. In connection with any such transfer, the Person to whom the Transferor Interest is transferred will, by its acquisition and holding of its interest in the Transferor Interest, assume all of the rights and obligations of Transferor as described in this Agreement and in any Supplement or amendment thereto (including the right under this PARAGRAPH (d) with respect to subsequent transfers the Transferor Interest).

      SECTION 6.4. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of SECTION 11.16 a register (the "CERTIFICATE REGISTER") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be Trustee) (the "TRANSFER AGENT AND REGISTRAR") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar on the Effective Date shall be BNY Midwest Trust Company and any co-transfer agent and co-registrar chosen by Transferor and acceptable to Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg. So long as any Investor Certificates are outstanding, Transferor shall maintain a Transfer Agent and Registrar in New York City. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

      Trustee may revoke such appointment and remove any Transfer Agent and Registrar if Trustee determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to Transferor,

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

Trustee and Servicer; PROVIDED that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to Transferor.

      Subject to PARAGRAPH (c), upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Investor Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

      At the option of a Registered Holder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Investor Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Investor Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; PROVIDED that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

      Whenever any Investor Certificates are so surrendered for exchange, Transferor shall execute, Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Holder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to Trustee or the Transfer Agent and Registrar duly executed by the Investor Holder or the attorney-in-fact thereof duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

      All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to Trustee. Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to Transferor. Such certificate shall also state that a certificate or certificates of a foreign Clearing Agency to the effect required by the applicable Supplement was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

      Transferor shall execute and deliver to Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

      (b) The Transfer Agent and Registrar will maintain at its expense in the City of New York and an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States). If and so long as any Series or Class is listed on the Luxembourg Stock Exchange an agent shall be appointed, at the Servicer's expense, in Luxembourg.

      (c) (i) Registration of transfer of Investor Certificates containing (x) a legend substantially to the effect set forth on EXHIBIT D-1 shall be effected only if such transfer is made pursuant to an effective registration statement under the Securities Act or is exempt from the registration requirements under the Securities Act and (y) a legend substantially to the effect set forth on EXHIBIT D-3 shall be effected only if such transfer is made to a Person that is not (1) an employee benefit plan or other plan, trust or account (including an individual retirement account) within the meaning of Section 3.3 of ERISA, whether or not subject to ERISA (including, without limitation, Foreign and governmental plans) or described by Section 4975(e)(1) of the Internal Revenue Code or (2) any collective investment fund, insurance company separate or general account or other entity whose underlying assets include "plan assets" of the foregoing by reason of an employee benefit plan's or other plan's investment in such entity (each, a "BENEFIT PLAN") unless it is an insurance company using the assets of its general account and, at the time of acquisition and throughout its holding of the certificate (a) it is not a service provider to the trust or an affiliate of the foregoing, and would not otherwise be excluded under 29 C.F.R. 2510.3-101(f)(1), and (b) each of the accounts to which such certificate is allocated is an insurance company general account (1) that is eligible for and meets the requirements of Department of Labor Prohibited Transaction Class Exemption 95-60 and (2) of which less than 25% of the assets are (or represent) assets of a Benefit Plan. If registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act, the transferor or the transferee shall deliver, at its expense, to Transferor, Servicer and Trustee, an investment letter from the transferee, substantially in the form of the investment representation letter attached hereto as EXHIBIT D-2, and no registration of transfer shall be made until such letter is so delivered.

      Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing a legend referred to above shall also bear such legend unless Transferor, Servicer, Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

      Whenever an Investor Certificate containing a legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. Transferor

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hereby agrees to indemnify the Transfer Agent and Registrar and Trustee and their respective officers, directors, agents and employees and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this paragraph. The preceding sentence shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee.

            (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on EXHIBIT D-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan, unless such Person is an insurance company meeting the specific requirements set forth in subsection (i) immediately above. By accepting and holding any such Investor Certificate, an Investor Holder shall be deemed to have represented and warranted that it is not a Benefit Plan, unless such Person is an insurance company meeting the specific requirements set forth in subsection (i) immediately above. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan, unless such Person is an insurance company meeting the specific requirements set forth in subsection (i) immediately above.

            (iii) If so requested by Transferor, Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to Trustee by or on behalf of Transferor relating to the transferability of any Series or Class to a Benefit Plan.

      (d) Notwithstanding any other provision of this Agreement, any Certificate for which an Opinion of Counsel has not been issued opining on the treatment of such Certificates as debt for Federal income tax purposes (each, a "SUBJECT CERTIFICATE") shall be subject to the following. No transfer (or purported transfer) of all or any part of a Subject Certificate (or any economic interest therein), whether to another Certificateholder or to a person who is not a Certificateholder, shall be effective, and any such transfer (or purported transfer) shall be void AB INITIO, and no Person shall otherwise become a Holder of a Subject Certificate if (i) at the time of such transfer (or purported transfer) any Subject Certificates are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof or (ii) after such transfer (or purported transfer) (A) the Trust would have more than 95 Holders of Subject Certificates and any other interests in the Trust for which an Opinion of Counsel is not rendered in connection with the issuance of such interest to the effect that such interest will be characterized as debt for federal income tax purposes and (B) the Subject Certificates have been issued in a transaction or transactions that were not required to be registered under the Securities Act, and to the extent such offerings or sales were not required to be registered under the Securities Act by reason of Regulation S (17 CFR 230.901 through 230.904 or any successor thereto) such offerings or sales would not have been required to be registered under the Securities Act if the interests so offered or sold had been offered and sold within the United States. For purposes of CLAUSE (i) of the preceding sentence, an established securities market is a national securities exchange that is either registered under Section 6 of the Exchange Act or exempt from registration because of the limited volume of transactions, a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory

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requirements that are analogous to the regulatory requirements of the
Exchange Act, a regional or local exchange, or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise. For purposes of such CLAUSE (i), Subject Certificates are readily tradable on a secondary market or the substantial equivalent thereof if (1) Subject Certificates (or interests therein) are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (2) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to Subject Certificates (or interests therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (3) the holders of Subject Certificates have a readily available, regular, and ongoing opportunity to sell or exchange the Subject Certificates (or interests therein) through a public means of obtaining or providing information of offers to buy, sell, or exchange such interests; or
(4) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange Subject Certificates (or interests therein) in a time frame and with the regularity and continuity that is comparable to that described in CLAUSES (1), (2) and (3) of this sentence. For purposes of determining whether the Trust will have more than 95 Holders of Subject Certificates, each Person indirectly owning an interest in the Trust through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a "FLOW-THROUGH ENTITY") shall be treated as a Holder of a Subject Certificate unless Servicer determines in its sole discretion, after consulting with qualified tax counsel, that less than substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Trust.

      SECTION 6.5. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to Trustee that such Certificate has been acquired by a bona fide purchaser, Transferor shall execute, Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, Trustee or the Transfer Agent and Registrar may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      SECTION 6.6. PERSONS DEEMED OWNERS. Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of these may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the applicable Supplement and for all other purposes whatsoever, and (b) treat the

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bearer of a Bearer Certificate or Coupon as the owner of such Bearer
Certificate or Coupon for the purpose of receiving distributions pursuant to the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of these shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by Transferor, Servicer, any Holder of the Transferor Interest, Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not Transferor, Servicer, any other Holder of the Transferor Interest or any Affiliate thereof.

      SECTION 6.7. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Investor Holders from the Collection Account or any applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any applicable Series Account for the purpose of making the distributions referred to above. Trustee may revoke such power and remove the Paying Agent if Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be Trustee, and any co-paying agent chosen by Transferor and acceptable to Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to Trustee. If any Paying Agent shall resign, Trustee shall appoint a successor to act as Paying Agent. Trustee shall cause each successor or additional Paying Agent to execute and deliver to Trustee an instrument in which such successor or additional Paying Agent shall agree with Trustee that it will hold all sums, if any, held by it for payment to the Investor Holders in trust for the benefit of the Investor Holders entitled thereto until such sums shall be paid to such Investor Holders. The Paying Agent shall return all unclaimed funds to Trustee and upon removal shall also return all funds in its possession to Trustee. The provisions of SECTIONS 11.1, 11.2, 11.3 and 11.5 shall apply to Trustee also in its role as Paying Agent, for so long as Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

      SECTION 6.8. ACCESS TO LIST OF REGISTERED HOLDERS' NAMES AND ADDRESSES. Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to Servicer or the Paying Agent, within five Business Days after receipt by Trustee of a request therefor, a list in such form as Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Holders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "APPLICANTS"), apply to Trustee, and such application states that the Applicants desire to communicate with other

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Investor Holders with respect to their rights under this Agreement or any
Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then Trustee, after having been indemnified to its reasonable satisfaction by such Applicants for its costs and expenses shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Holders of such Series or all outstanding Series, as applicable, held by Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

      Every Registered Holder, by receiving and holding a Registered Certificate, agrees with Trustee that neither Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Holders hereunder, regardless of the sources from which such information was derived.

      SECTION 6.9. AUTHENTICATING AGENT. (a) Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by Trustee or Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of Trustee by an authenticating agent and certificate of authentication executed on behalf of Trustee by an authenticating agent. Each authenticating agent must be acceptable to Transferor and Servicer.

      (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to Trustee and to Transferor. Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to Trustee or Transferor, Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to Trustee and Transferor. Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of SECTIONS 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

      (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

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      This is one of the Certificates described in the Pooling and Servicing
Agreement.

                                     _______________________

                                     _______________________

                                     as Authenticating Agent
                                           for Trustee,


                                    By: ____________________

                                          Authorized Officer


      SECTION 6.10. BOOK-ENTRY CERTIFICATES. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in SECTION 6.12. Unless and until definitive, fully registered Investor Certificates ("DEFINITIVE CERTIFICATES") have been issued to the applicable Certificate Owners pursuant to
SECTION 6.12 or as otherwise specified in any such Supplement:

      (a)  the provisions of this Section shall be in full force and effect;

      (b) Transferor, Servicer and Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

      (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

      (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to SECTION 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

      For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Holders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

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      SECTION 6.11. NOTICES TO CLEARING AGENCY. Whenever any notice or other communication is required to be given to Investor Holders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, Trustee shall give all such notices and communications to the applicable Clearing Agency.

      SECTION 6.12. DEFINITIVE CERTIFICATES. If Book-Entry Certificates have been issued with respect to any Series or Class and (a) Transferor advises Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and Trustee or Transferor is unable to engage a qualified successor, (b) Transferor, at its option, advises Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, Transferor shall execute and Trustee shall authenticate and deliver such Definitive Certificates. Neither Transferor nor Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by Trustee, to the extent applicable with respect to such Definitive Certificates and Trustee shall recognize the Holders of such Definitive Certificates as Investor Holders hereunder.

      SECTION 6.13. GLOBAL CERTIFICATE. If specified in the related Supplement for any Series, or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the "GLOBAL CERTIFICATE") in bearer form, without interest coupons, in the denomination of the aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by Transferor and authenticated by Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged for Bearer or Registered Certificates in definitive form (the "DEFINITIVE EURO-CERTIFICATES") pursuant to any applicable Supplement.

      SECTION 6.14. UNCERTIFICATED CLASSES. Unless otherwise specified in any Supplement, the provisions of this ARTICLE VI and ARTICLE XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not apply to any uncertificated Certificates.

      SECTION 6.15. CUSIP NUMBERS. The Transferor in issuing the Certificates may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Trustee shall

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indicate the "CUSIP" or "private placement" numbers of the Certificates in notices of redemption and related materials as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Certificates or as contained in any notice of redemption and related materials.

               ARTICLE VII OTHER MATTERS RELATING TO TRANSFEROR

      SECTION 7.1. LIABILITY OF TRANSFEROR. Transferor shall be liable for its obligations, covenants, representations and warranties under this Agreement and any Supplement, but only to the extent of the obligations specifically undertaken by it in its capacity as Transferor.

      SECTION 7.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, TRANSFEROR. (a) Transferor shall not consolidate with or merge into any Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

            (i) the Person formed by such consolidation or into which Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Transferor is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to Trustee, in form reasonably satisfactory to Trustee, the performance of every covenant and obligation of Transferor hereunder, including its obligations under SECTION 7.4;

            (ii) Transferor has delivered to Trustee (A) an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (iii) Transferor shall have delivered to Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto;

            (iv) in connection with any merger or consolidation, or any conveyance or transfer referred to above, the business entity into which Transferor shall merge or consolidate, or to which such conveyance or transfer is made, shall be (x) a business entity that may not become a debtor in any case, action or other proceeding under Title 11 of the United States Code or (y) a special-purpose corporation, the powers and activities of which shall be limited to the performance of Transferor's obligations under this Agreement and any Supplement; and

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            (v) if Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of the Trust in the Receivables.

      (b) This SECTION 7.2 shall not be construed to prohibit or in any way limit Transferor's ability to effectuate any consolidation or merger pursuant to which Transferor would be the surviving entity.

      (c) Transferor shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this SECTION 7.2;

      (d) The obligations of Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of Transferor hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs,
(ii) SECTIONS 2.11 or 6.3(d), or (iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which Transferor delivers an Officer's Certificate to Trustee indicating that Transferor reasonably believes that such action will not adversely affect in any material respect the interests of any Investor Holder, (2) which meet the requirements of CLAUSE (ii) of PARAGRAPH (a) and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Trustee in writing in form satisfactory to Trustee, the performance of every covenant and obligation of Transferor thereby conveyed.

      SECTION 7.3. LIMITATIONS ON LIABILITY OF TRANSFEROR. Subject to SECTIONS
7.1 and 7.4, neither Transferor, any Holder of the Transferor Interest nor any of their directors, officers, employees or agents of Transferor acting in such capacities shall be under any liability to the Trust, Trustee, the Holders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as Transferor pursuant to this Agreement; PROVIDED that this provision shall not protect Transferor, any Holder of the Transferor Interest or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Transferor and any director, officer, employee or agent of Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than Transferor) respecting any matters arising hereunder.

      SECTION 7.4. LIABILITIES. Notwithstanding SECTIONS 7.3, 8.3 and 8.4, Transferor by entering into this Agreement, and any Holder of the Transferor Interest by its acceptance of an interest therein, agree to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those that would be incurred by an Investor Holder if the Investor Certificates were notes secured by the Receivables, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of the Investor Certificates) arising out of or based on the arrangement created by this Agreement or the actions of Servicer taken pursuant hereto (to the extent Trust Assets remaining after the Investor Holders and Enhancement Providers, if any, have been paid in full are insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the Delaware Revised Uniform Partnership Act in which Transferor and such Holder of the Transferor Interest were general partners.

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               ARTICLE VIII OTHER MATTERS RELATING TO SERVICER

      SECTION 8.1. LIABILITY OF SERVICER. Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by Servicer in its capacity as Servicer.

      SECTION 8.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. (a) Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

            (i) the corporation formed by such consolidation or into which Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be, if Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to Trustee, in form reasonably satisfactory to Trustee, the performance of every covenant and obligation of Servicer hereunder;

            (ii) Servicer has delivered to Trustee (A) an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

            (iii) either (x) the corporation formed by such consolidation or into which Servicer is merged or the Person which acquired by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be an Eligible Servicer (taking into account, in making such determination, the experience and operations of the predecessor Servicer) or (y) upon the effectiveness of such consolidation, merger, conveyance or transfer, a Successor Servicer shall have assumed the obligations of Servicer in accordance with this Agreement.

      (b) This SECTION 8.2 shall not be construed to prohibit or in any way limit Servicer's ability to effectuate any consolidation or merger pursuant to which Servicer would be the surviving entity.

      (c) Servicer shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this SECTION 8.2.

      SECTION 8.3. LIMITATION ON LIABILITY OF SERVICER AND OTHERS. Except as provided in SECTIONS 8.4 and 11.5, neither Servicer nor any of the directors, officers, employees or agents of

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Servicer in its capacity as Servicer shall be under any liability to the
Trust, Trustee, the Holders, any Enhancement Providers or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; PROVIDED that this provision shall not protect Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Servicer and any director, officer, employee or agent of Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than Servicer) respecting any matters arising hereunder. Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Holders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Holders hereunder.

      SECTION 8.4. SERVICER INDEMNIFICATION OF THE TRUST AND TRUSTEE. Servicer shall indemnify and hold harmless the Trust and Trustee and its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury (i) suffered or sustained by reason of any acts or omissions of Servicer with respect to the Trust pursuant to this Agreement, and (ii) arising from or incurred in connection with the Trustee's administration of this Trust and the performance of its duties hereunder under the Series Supplements or any transaction or document contemplated in connection herewith or therewith including any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; PROVIDED that (a) Servicer shall not indemnify Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by Trustee, (b) Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by Trustee at the request of the Investor Holders, (c) Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including losses with respect to market or investment risks associated with ownership of the Investor Certificates or losses incurred as a result of Defaulted Receivables and (d) Servicer shall not indemnify the Trust, the Investor Holders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Holders or the Certificate Owners arising under any tax law, including any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Holders or the Certificate Owners in connection herewith to any taxing authority. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an indemnitee subject to the limitations hereof. This SECTION 8.4 shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee.

      SECTION 8.5. SERVICER NOT TO RESIGN. Servicer shall not resign from the obligations and duties hereby imposed on it except (x) upon the determination that (i) the performance of its duties hereunder is no longer permissible under Requirements of Law (other than the charter and by-laws of Servicer) and (ii) there is no reasonable action which Servicer could take to make the

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performance of its duties hereunder permissible under such Requirements of
Law or (y) as may be required, in connection with Servicer's consolidation with, or merger into any other corporation or Servicer's conveyance or transfer of its properties and assets substantially as an entirety to any person in each case, in accordance with SECTION 8.2. Any determination permitting the resignation of Servicer pursuant to clause (x) above shall be evidenced by an Opinion of Counsel to such effect delivered to Trustee. No resignation shall become effective until Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of Servicer in accordance with SECTION 10.2. If within 120 days of the date of the determination that Servicer may no longer act as Servicer, and if Trustee is unable to appoint a Successor Servicer, Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card accounts as the Successor Servicer hereunder. Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto under the applicable Supplement upon the appointment of a Successor Servicer.

      SECTION 8.6. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. Servicer shall provide to Trustee access to the documentation regarding the Accounts and the Receivables in such cases where Trustee is required in connection with the enforcement of the rights of Holders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by Servicer. Nothing in this Section shall derogate from the obligation of each Credit Card Originator, Transferor, Trustee and Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

      SECTION 8.7. DELEGATION OF DUTIES. In the ordinary course of business, Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Any such delegations shall not relieve Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of SECTION 8.5, and Servicer shall remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this ARTICLE VIII as if Servicer had performed such duty; PROVIDED that in the case of any significant delegation to a Person other than an Affiliate of WFN, at least 30 days' prior written notice shall be given to Trustee, each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement, of such delegation to any entity that is not an Affiliate of Servicer.

                      ARTICLE IX EARLY AMORTIZATION EVENTS

      SECTION 9.1. EARLY AMORTIZATION EVENTS. Each of the following shall constitute an "EARLY AMORTIZATION EVENT" with respect to each Series:

      (a) the occurrence of an Insolvency Event relating to WFN or the Transferor;

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      (b)  the Trust shall become an "investment company" within the meaning of the Investment Company Act; or

      (c) Transferor shall become unable for any reason to transfer Receivables to the Trust pursuant to this Agreement.

      SECTION 9.2. ADDITIONAL RIGHTS UPON CERTAIN EVENTS. (a) If an Insolvency Event occurs with respect to Transferor or any Holder of the Transferor Interest (excluding any Supplemental Interest), Transferor shall on the day any such event occurs (the "APPOINTMENT DATE"), immediately cease to transfer Principal Receivables, or interests in Principal Receivables represented by any Participation Interests to the Trust and shall promptly give notice to Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables or any Participation Interests, Principal Receivables or any Participation Interests transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Participation Interests, and Finance Charge Receivables whenever created accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Upon the Appointment Date, this Agreement and the Trust shall be deemed to have terminated, subject to the liquidation, winding up and dissolution procedures described below. Within 15 days of the Appointment Date, Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred, that the Trust has terminated, and that Trustee intends to sell, dispose of or otherwise liquidate the Receivables and any Participation Interests on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Investor Holders and each Enhancement Provider, if any, or other Person entitled thereto pursuant to the relevant Supplement describing the provisions of this Section. Trustee shall then promptly sell, dispose of or otherwise liquidate the Receivables and any Participation Interests in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee shall be entitled to hire and consult with financial advisors and agents in connection with such sale, disposition or liquidation, at the expense of the Servicer and/or the Trust. Trustee may obtain a prior determination from any conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable and may conclusively rely on such determination. The provisions of SECTIONS 9.1 and 9.2 shall not be deemed to be mutually exclusive.

      (b) The proceeds from the sale, disposition or liquidation of the Receivables and any Participation Interests pursuant to PARAGRAPH (a) ("INSOLVENCY PROCEEDS") shall be immediately deposited in the Collection Account. Insolvency Proceeds shall be allocated to Finance Charge Receivables and Principal Receivables in the same proportion such Receivables bore to one another on the prior Determination Date, although Trustee shall, in consultation with the Servicer, determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Investor Holders in accordance with ARTICLE IV and each such Supplement.

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                           ARTICLE X SERVICER DEFAULTS

      SECTION 10.1. SERVICER DEFAULTS. If any one of the following events (a "SERVICER DEFAULT") shall occur and be continuing:

      (a) any failure by Servicer to make any payment, transfer or deposit or to give instructions or notice to Trustee pursuant to this Agreement or any Supplement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under this Agreement or any Supplement;

      (b) failure on the part of Servicer to duly observe or perform in any material respect any other covenants or agreements of Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the interests hereunder of the Investor Holders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Trustee, or to Servicer and Trustee by Holders of Investor Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Series to which such failure relates); or Servicer shall delegate its duties under this Agreement, except as permitted by SECTIONS 8.2 and 8.7, a Responsible Officer of Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to Servicer by Trustee, or to Servicer and Trustee by Holders of Investor Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Investor Certificates;

      (c) any representation, warranty or certification made by Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Holders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Trustee, or to Servicer and Trustee by the Holders of Investor Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

      (d) Servicer shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Servicer in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs and, if instituted against


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Servicer, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or the commencement by Servicer, of a voluntary case under any Debtor Relief Law, or such Person's consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or such Person or any Subsidiary of such Person shall have taken any corporate action in furtherance of any of the foregoing actions;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either Trustee or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates, by notice given to Servicer (and to Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement if given by the Investor Holders) (a "TERMINATION Notice"), may terminate all but not less than all the rights and obligations of Servicer, as Servicer, under this Agreement and in and to the Receivables and the proceeds thereof.

      After receipt by Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by Trustee pursuant to
SECTION 10.2, all authority and power of Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "SERVICE TRANSFER"); and, without limitation, Trustee is hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Servicer agrees to cooperate with Trustee and the Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder including the transfer to the Successor Servicer of all authority of Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by Servicer for deposit, or which have been deposited by Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this
SECTION 10.1 shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as Servicer shall deem appropriate to protect its interests.

      Notwithstanding the foregoing, any delay in or failure of performance under SECTION 10.1(a) for a period of five Business Days or under SECTION 10.1(b) or (c) for a period of 60 days (in addition to any period provided in SECTION 10.1(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if


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such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve Servicer from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with this Agreement and any Supplement and Servicer shall provide Trustee, each Rating Agency, any Enhancement Provider entitled thereto pursuant to the relevant Supplement, Transferor and the Investor Holders with an Officer's Certificate giving immediate notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

      SECTION 10.2. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the receipt by Servicer of a Termination Notice pursuant to SECTION 10.1, Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by Trustee or until a date mutually agreed upon by Servicer and Trustee. Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint an Eligible Servicer as a successor servicer (the "SUCCESSOR SERVICER"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to Trustee. If a Successor Servicer has not been appointed or has not accepted its appointment at the time when Servicer ceases to act as Servicer, Trustee without further action shall automatically be appointed the Successor Servicer. Trustee may delegate any of its servicing obligations to an Affiliate of Trustee or agent in accordance with SECTION 3.1(b) and 8.7. Notwithstanding the foregoing, Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Servicer hereunder. Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the applicable Supplement upon the appointment of a Successor Servicer.

      (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities (except for liabilities arising during the period of time when the prior Servicer was performing and acting as Servicer) relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Agreement to Servicer shall be deemed to refer to the Successor Servicer.

      (c) In connection with any Termination Notice, Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; PROVIDED, HOWEVER, that the Holder of the Transferor Interest shall be responsible for payment of the portion of such aggregate Servicing Fees allocable to the Holder of the Transferor Interest and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each Holder of the Transferor Interest agrees that, if WFN (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that Transferor is entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay Transferor's share (determined by reference to the Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

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      (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to SECTION 12.1 and shall pass to and be vested in Transferor and, without limitation, Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Transferor in such electronic form as Transferor may reasonably request and shall transfer all other records, correspondence and documents to Transferor in the manner and at such times as Transferor shall reasonably request. To the extent that compliance with this
SECTION 10.2 shall require the Successor Servicer to disclose to Transferor information of any kind which the Successor Servicer deems to be confidential, Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem appropriate to protect its interests.

      SECTION 10.3. NOTIFICATION TO HOLDERS. Within two Business Days after Servicer becomes aware of any Servicer Default, Servicer shall give notice thereof to Trustee, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement and Trustee shall give notice to the Investor Holders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, Trustee shall give prompt notice thereof to the Investor Holders.

      SECTION 10.4. WAIVER OF PAST DEFAULTS. The Holders of Investor Certificates evidencing undivided interests in the Trust aggregating more than 66-2/3% of the Invested Amount of each Series then outstanding affected by any default by Servicer may, on behalf of all Holders of Certificates of such affected Series, waive any default by Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal with respect to any Series of Certificates. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               ARTICLE XI TRUSTEE

      SECTION 11.1. DUTIES OF TRUSTEE. (a) Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee. If a Servicer Default has occurred (which has not been cured or waived) Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


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      (b) Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. Trustee shall give prompt written notice to the Holders of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by Trustee which would entitle a specified percentage of the Holders to take any action pursuant to this Agreement.

      (c) Subject to SECTION 11.1(a), no provision of this Agreement shall be construed to relieve Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED that:

            (i) Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of Trustee, unless it shall be proved that Trustee was negligent in ascertaining the pertinent facts;

            (ii) Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates relating to the time, method and place of conducting any proceeding for any remedy available to Trustee, or exercising any trust or power conferred upon Trustee, under this Agreement; PROVIDED that, such direction is delivered by the Holder of Investor Certificates evidencing the percentage of the aggregate unpaid principal amount of Investor Certificates of all Series to which such action relates required for such action by this Agreement; and

            (iii) Trustee shall not be charged with knowledge of (x) any failure by Servicer referred to in SECTION 10.1 or (y) any Early Amortization Event unless a Responsible Officer of Trustee obtains actual knowledge of such failure or Early Amortization Event or Trustee receives written notice of such failure or Early Amortization Event from Servicer, any Holders of Investor Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Investor Certificates of all Series to which such failure relates, or the Enhancement Providers, if any, for all Series to which such failure relates).

      (d) Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or thereunder, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require Trustee to perform, or be responsible for the manner of performance of, any of the obligations of Servicer under this Agreement except during such time, if any, as Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, Servicer in accordance with this Agreement.

      (e) Trustee shall have no power to vary the corpus of the Trust, except as expressly provided in this Agreement.


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      (f) If the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, Trustee shall be obligated promptly upon knowledge of a Responsible Officer thereof and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

      (g) If Credit Card Originator has agreed to transfer any of its receivables (other than the Receivables) to another Person other than the Transferor, upon the written request of Credit Card Originator, Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to separately identify the rights of the Trust and such other Person in Credit Card Originator's receivables; PROVIDED that Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Holders and, upon the request of Trustee, Credit Card Originator will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by Trustee.

      SECTION 11.2. CERTAIN MATTERS AFFECTING TRUSTEE. Except as otherwise provided in Section 11.1:

      (a) Trustee may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document;

      (b) Trustee may consult with counsel selected by it, and any advice of such counsel, or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

      (c) Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or thereunder or in relation to this Agreement or any Enhancement Agreement, at the request, order or direction of any of the Holders, pursuant to the provisions of this Agreement or any Enhancement Agreement, unless such Holders shall have offered to Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

      (d) Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

      (e) Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent,


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order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Investor Certificates evidencing more than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such matters that do not relate to all Series, 25% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such matters relate);

      (f) Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees, and Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

      (g) except as may be required by SECTION 11.1(a), Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by Transferor with its representations and warranties or for any other purpose;

      (h) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder;

      (i) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel;

      (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

      (k) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Transferor or the Servicer;

      (l) The permissive rights of the Trustee to do things enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default; and

      (m) In the event that the Trustee is also acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article XI shall also be afforded to such Paying Agent or Transfer Agent or Registrar.

      SECTION 11.3. TRUSTEE NOT LIABLE FOR RECITALS IN CERTIFICATES. Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in SECTION 11.15, Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. Trustee shall not be accountable for the use or application by Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to Transferor or the Holder of the Transferor Interest in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the transactions contemplated by this Agreement and in accordance with this Agreement.


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      SECTION 11.4. TRUSTEE NOT TO OWN CERTIFICATES. Trustee shall not in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Investor Certificates. If Trustee becomes the owner or pledgee of Investor Certificates in a fiduciary capacity it shall have the same rights as it would have if it were not Trustee.

      SECTION 11.5. SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES. Servicer covenants and agrees to pay to Trustee from time to time, and Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of Trustee, and Servicer will pay or reimburse Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses or disbursements incurred or made by Trustee in accordance with any of the provisions of this Agreement or any Enhancement Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its own negligence, willful misconduct or bad faith and except as provided in the following sentence. If Trustee is appointed Successor Servicer pursuant to SECTION 10.2, the provisions of this SECTION
11.5 shall not apply to expenses, disbursements and advances made or incurred by Trustee in its capacity as Successor Servicer. When the Trustee incurs expenses or renders services in connection with an Insolvency Event or a Servicer Default under Section 10.1(d), such expenses (including the fees and expenses of its counsel and agents) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

      The obligations of Servicer under SECTION 8.4 and this SECTION 11.5 shall survive the termination of the Trust and the resignation or removal of Trustee.

      SECTION 11.6. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. Trustee shall at all times be a bank, trust company or a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority and maintain any credit or deposit rating required by any Rating Agency (as of the date hereof Baa3 for Moody's) that is not an Affiliate of the Transferor. If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this SECTION 11.6, the combined capital and surplus of such bank or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time Trustee shall cease to be eligible in accordance with the provisions of this SECTION 11.6, Trustee shall resign immediately in the manner and with the effect specified in SECTION 11.7.

      SECTION 11.7. RESIGNATION OR REMOVAL OF TRUSTEE. (a) Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to Servicer. Upon receiving such notice of resignation, Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the


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resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      (b) If at any time Trustee shall cease to be eligible in accordance with the provisions of SECTION 11.6 and shall fail to resign after written request therefor by Servicer or Transferor, or if at any time Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of Trustee or of its property shall be appointed, or any public officer shall take charge or control of Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in which event Servicer shall remove Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to Trustee so removed and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days of the giving of such notice of removal, the removed trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      (c) Any resignation or removal of Trustee and appointment of a successor trustee pursuant to any of the provisions of this SECTION 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in SECTION 11.8 and any liability of Trustee arising hereunder shall survive such appointment of a successor trustee.

      SECTION 11.8. SUCCESSOR TRUSTEE. (a) Any successor trustee appointed as provided in SECTION 11.7 shall execute, acknowledge and deliver to Transferor, to Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. Upon payment in full of all fees and expenses due and owing to it hereunder, the predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

      (b) No successor trustee shall accept appointment as provided in this
SECTION 11.8 unless at the time of such acceptance such successor trustee shall be eligible under SECTION 11.6.

      (c) Upon acceptance of appointment by a successor trustee as provided in this Section, such successor trustee shall provide notice of such succession hereunder to all Investor Holders and Servicer shall provide such notice to each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement.

      SECTION 11.9. MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Trustee shall be a party, or any Person succeeding to the corporate trust business of Trustee, shall be the successor of Trustee hereunder, provided such corporation shall be eligible under the provisions of SECTION 11.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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

      SECTION 11.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Trust, or any part thereof, and, subject to the other provisions of this SECTION 11.10, such powers, duties, obligations, rights and trusts as Trustee may consider necessary or desirable; PROVIDED, that Trustee shall exercise due care in the appointment of any co-trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under SECTION 11.6 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under SECTION 11.8.

      (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon Trustee shall be conferred or imposed upon and exercised or performed by Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Trustee joining in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to Servicer hereunder) Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c) Any notice, request or other writing given to Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this ARTICLE XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Trustee. Every such instrument shall be filed with Trustee and a copy thereof given to Servicer.

      (d) Any separate trustee or co-trustee may at any time constitute Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates,

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properties, rights, remedies and trusts shall vest in and be exercised by
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      SECTION 11.11. TAX RETURN. If the Trust is required to file tax returns, Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to Trustee for signature at least five days before such returns are due to be filed; Trustee shall promptly sign such returns and deliver such returns after signature to Servicer and such returns shall be filed by Servicer. Servicer in accordance with each Supplement shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Holders. Trustee upon request, will furnish Servicer with all such information known to Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall Trustee or Servicer (except as provided in SECTIONS 7.4 or 8.4) be liable for any liabilities, costs or expenses of the Trust or the Investor Holders arising under any tax law, including Federal, state, local or foreign income or excise taxes or any other tax imposed or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

      SECTION 11.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been obtained.

      SECTION 11.13. SUITS FOR ENFORCEMENT. If a Servicer Default shall occur and be continuing, Trustee, in its discretion may, subject to the provisions of SECTIONS 10.1 and 11.14, proceed to protect and enforce its rights and the rights of the Holders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of Trustee or the Holders.

      SECTION 11.14. RIGHTS OF HOLDERS TO DIRECT TRUSTEE. Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to Trustee, or exercising any trust or power conferred on Trustee relating to such proceeding; PROVIDED that, subject to SECTION 11.1, Trustee shall have the right to decline to follow any such direction if Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if Trustee in good faith shall, by a Responsible Officer or Responsible Officers of Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability and PROVIDED FURTHER that nothing in this Agreement shall impair the right of Trustee to take any action deemed proper by Trustee and which is not inconsistent with such direction.


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      SECTION 11.15.  REPRESENTATIONS AND WARRANTIES OF TRUSTEE. Trustee
represents and warrants as of each Closing Date that:

      (a) Trustee is an Illinois banking corporation organized, existing and in good standing under the laws of the State of Illinois;

      (b) Trustee has full power, authority and right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

      (c) this Agreement has been duly executed and delivered by Trustee and is a binding obligation of Trustee enforceable against Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

      SECTION 11.16. MAINTENANCE OF OFFICE OR AGENCY. Trustee will maintain at its expense an office or agency (the "CORPORATE TRUST OFFICE") where notices and demands to or upon Trustee in respect of the Certificates and this Agreement may be served in Chicago, Illinois, in the case of Registered Certificates and Holders thereof. The Corporate Trust Office shall initially be located at 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention Indenture Trust Administration (facsimile No. (312) 461-3525). Trustee will give prompt notice to Servicer and to Investor Holders of any change in the location of the Certificate Register or any such office or agency.

      SECTION 11.17. CONFIDENTIALITY. Information provided by the Credit Card Originator or Transferor to Trustee related to the transaction effected hereunder, including all information related to the Obligors with respect to the Receivables, and any computer software provided to Trustee in connection with the transaction effected hereunder or under any Supplement, in each case whether in the form of documents, reports, lists, tapes, discs or any other form, shall be "CONFIDENTIAL INFORMATION." Trustee and its agents, representatives or employees shall at all times maintain the confidentiality of all Confidential Information and shall not, without the prior written consent of the Credit Card Originator or Transferor, as applicable, disclose to third parties (including Holders) or use such information to compete or assist any other Person in competing with the Credit Card Originator or Transferor or in any manner whatsoever, in whole or in part, except as expressly permitted under this Agreement or under any Supplement or as required to fulfill an obligation of Trustee under this Agreement or under any Supplement, in which case such Confidential Information shall be revealed only to the extent expressly permitted or only to Trustee's agents, representatives and employees who need to know such Confidential Information to the extent required for the purpose of fulfilling an obligation of Trustee under this Agreement or under any Supplement. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law, statute, rule, regulation or legal process (including any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or an affiliate or an officer, director, employee or shareholder thereof is a party), provided that Trustee gives prompt written notice to the Credit Card Originator or Transferor, as applicable, of the nature and scope of such disclosure. Notwithstanding anything herein to the contrary, the


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foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or become publicly known, or information obtained by the Trustee from sources other than the Servicer or the Transferor, (ii) disclosure of any and all information (A) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee's business or that of its affiliates, (B) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Servicer or the Transferor or (C) to any affiliate, independent or internal auditor, or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Servicer or the Transferor.

                             ARTICLE XII TERMINATION

      SECTION 12.1. TERMINATION OF TRUST. The Trust and the respective obligations and responsibilities of Transferor, Servicer and Trustee created hereby (other than the obligation of Trustee to make payments to Investor Holders as hereinafter set forth) shall terminate, except with respect to the duties described in SECTIONS 7.4, 8.4 and 12.2(b), upon the earlier of (i) January 1, 2021, (ii) the day following the Distribution Date on which the Invested Amount for each Series is zero (PROVIDED that Transferor has delivered a written notice to Trustee electing to terminate the Trust) and
(iii) the date provided in SECTION 9.2.

      SECTION 12.2. FINAL DISTRIBUTION. (a) Servicer shall give Trustee at least 30 days prior notice of the Distribution Date on which the Investor Holders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of SECTION 2.6, 9.2 or 10.1, notice of such Distribution Date promptly after Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution
Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in SECTION 3.5 covering the period during the then current Servicer fiscal year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Holders, Trustee shall provide notice to Investor Holders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Holders.

      (b) Notwithstanding a final distribution to the Investor Holders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account, the Excess Funding Account and any Series Account allocated to such Investor Holders shall continue to be held in trust for the benefit of such Investor Holders and the Paying Agent or Trustee shall pay such funds to such Investor Holders upon surrender of


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their Investor Certificates (and any excess shall be paid in accordance with any relevant Enhancement Agreement). If all such Investor Holders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from Trustee described in PARAGRAPH
(a), Trustee shall give a second notice to the remaining such Investor Holders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Holders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Holders. Trustee and the Paying Agent shall pay to Transferor any moneys held by them for the payment of principal or interest that remains unclaimed for two years. After payment to Transferor, Investor Holders entitled to the money must look to Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

      (c) If the Invested Amount with respect to any Series is greater than zero on its Series Termination Date or such earlier date as is specified in the related Supplement (after giving effect to deposits and distributions otherwise to be made on such date), Trustee will sell or cause to be sold on such Series Termination Date, in accordance with the procedures and subject to the conditions described in such Supplement, Principal Receivables and the related Finance Charge Receivables (or, if a Tax Opinion is obtained, interests therein) in an amount up to 110% of the Invested Amount with respect to such Series on such date (after giving effect to such deposits and distributions; PROVIDED that in no event shall such amount exceed an amount of Principal Receivables (and all associated Finance Charge Receivables) equal to the sum of (i) the product of (A) Transferor Percentage, (B) the aggregate outstanding Principal Receivables, and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables of all Series outstanding and (ii) the Invested Amount of such Series). The proceeds from any such sale shall be allocated and distributed in accordance with the applicable Supplement.

      SECTION 12.3. TRANSFEROR'S TERMINATION RIGHTS. Upon the termination of the Trust pursuant to SECTION 12.1, Trustee shall assign and convey to the holder of the Transferor Interest or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by Trustee pursuant to SECTION 12.2(b). Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by Transferor to vest in Transferor or its designee all right, title and interest which the Trust had in the Receivables and such other related assets.

                      ARTICLE XIII MISCELLANEOUS PROVISIONS

      SECTION 13.1. AMENDMENT; WAIVER OF PAST DEFAULTS. (a) This Agreement or any Supplement may be amended from time to time (including in connection with (i) adding covenants, restrictions or conditions of Transferor, such further covenants, restrictions or


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conditions as its Board of Directors and Trustee shall consider to be for the benefit or protection of the Investor Holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or Early Amortization Event permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; PROVIDED, HOWEVER, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default or may provide for an immediate enforcement upon such default or may limit the remedies available to Trustee upon such default, (ii) curing any ambiguity or correcting or supplementing any provision contained herein or in any Supplement which may be defective or inconsistent with any other provision contained herein or in any Supplement or to surrender any right or power conferred upon Transferor,
(iii) the issuance of a Supplemental Interest, (iv) the addition of a Participation Interest or receivables arising in VISA, MasterCard or any other type of open end revolving credit card account to the Trust, (v) the assumption by another entity, in accordance with the provisions of this Agreement, of Transferor's obligations hereunder, or (vi) the provision of additional Enhancement for the benefit of Holders of any Series) by Servicer, Transferor and Trustee without the consent of such Holders as provided for in the applicable Supplement, PROVIDED that (x) Transferor shall have delivered to Trustee an Officer's Certificate to the effect that Transferor reasonably believes that such action shall not adversely affect in any material respect the interests of any Investor Holder, (y) the Rating Agency Condition shall have been satisfied with respect to any such amendment and (z) a Tax Opinion is delivered in connection with any such amendment. The designation of additional or substitute Transferors or additional Credit Card Originators pursuant to SECTION 2.11 or 2.12 shall be subject to this SECTION 13.1 only to the extent that the supplement to this Agreement providing for such designation amends any of the terms of this Agreement.

      (b) This Agreement or any Supplement may also be amended from time to time by Servicer, Transferor and Trustee, with the consent of the Holders of Investor Certificates (acting for themselves or through any designated agents, as provided for in any applicable Supplement) evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series and, unless the Rating Agency Condition is satisfied, of each Class of each such Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Holders; PROVIDED, HOWEVER, that no such amendment shall
(i) reduce in any manner the amount of or delay the timing of any distributions to be made to any Investor Holders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Holder (provided that any amendment of the terms of an Early Amortization Event shall not be deemed to be within the scope of this CLAUSE (i)), (ii) change the definition of or the manner of calculating the interest of any Investor Holder without the consent of each affected Investor Holder (acting for themselves or through any designated agents, as provided for in any applicable Supplement) or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Holder (acting for themselves or through any designated agents, as provided for in any applicable Supplement) and, unless the Rating Agency Condition is satisfied, of each Class of each such Series. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for Transferor, addressed and delivered to

Trustee, adversely affect in any material respect the interests of any Investor Holder of such Series. Trustee may, but shall not be obligated to, enter into any such amendment which affects Trustee's rights, duties or immunities under this Agreement or otherwise.

      (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to PARAGRAPH (a)), Trustee shall furnish notification of the substance of such amendment to each Investor Holder; and Servicer shall furnish prior notification of the substance of such amendment to (i) each Rating Agency and (ii) each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement.

      (d) It shall not be necessary for the consent of Investor Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Holders shall be subject to such reasonable requirements as Trustee may prescribe.

      (e) Any Supplement executed in accordance with the provisions of
SECTION 6.3 shall not be considered an amendment to this Agreement for the purposes of this Section.

      (f) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series, or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Holders, waive any default by Transferor or Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Holders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

      SECTION 13.2. PROTECTION OF RIGHT, TITLE AND INTEREST TO TRUST. (a) Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Holders, and Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Holders and Trustee hereunder to all property comprising the Trust Assets. Transferor shall deliver to Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

      (b) Within 30 days after Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with PARAGRAPH (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, Transferor shall give Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

      (c) Transferor and Servicer will give Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Transferor and Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

      (d) Transferor will deliver to Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in EXHIBIT E-1; (ii) on each Addition Date on which any Supplemental Accounts are to be designated as Accounts pursuant to SECTION 2.8(a) or (b), an Opinion of Counsel to the effect specified in EXHIBIT E-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to SECTION 2.8(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by EXHIBIT E-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before March 31 of each year, beginning with March 31, 1996, an Opinion of Counsel to the effect specified in EXHIBIT E-2.

      SECTION 13.3. LIMITATION ON RIGHTS OF HOLDERS. (a) The death or incapacity of any Holder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Holders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      (b) No Investor Holder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Holders from time to time as partners or members of an association, nor shall any Investor Holder be under any liability to any third person by reason of any action by the parties to this Agreement pursuant to any provision hereof.

      (c) No Investor Holder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Holder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series which such action, suit or proceeding relates) shall have made written request to Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and Trustee, for 60 days after its receipt of such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Holder with every other Investor Holder and Trustee, that no one or more Investor

Holders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of Holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other Investor Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Holders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Holder and Trustee shall be entitled to such relief as can be given either at law or in equity.

      SECTION 13.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 13.5. NOTICES, PAYMENTS. (a) All demands notices, instructions, directions, consents and communications (collectively, "NOTICES") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of Servicer, to WFN, 800 Techcenter Drive, Gahanna, Ohio 43230, Attention: Robert Armiak (facsimile no. 614/729-4899), (ii) in the case of Trustee, BNY Midwest Trust Company, [311 West Monroe Street, 12th Floor, Chicago, Illinois 60606,
Attention Indenture Trustee Administration (facsimile No. (312) 461-3525],
(iii) in the case of Transferor, to WFN Credit Company, LLC, [________________], (iv) in the case of the Paying Agent or the Transfer Agent and Registrar, to Trustee at the address above and (v) to any other Person as specified in any Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

      (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Holder receives such Notice. In addition,
(i) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Holders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (ii) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Holders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

      SECTION 13.6. RULE 144A INFORMATION. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of Transferor, Trustee, Servicer and any Enhancement Provider agree to cooperate with each other to provide to any Investor Holders of such Series or Class and to any prospective purchaser of Certificates designated by such Investor Holder, upon the request of such Investor Holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

      SECTION 13.7. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Holders.

      SECTION 13.8. CERTIFICATES NONASSESSABLE AND FULLY PAID. It is the intention of the parties to this Agreement that the Holders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by Trustee pursuant to SECTION 6.2 are and shall be deemed fully paid.

      SECTION 13.9. FURTHER ASSURANCES. Transferor and Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

      SECTION 13.10. NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, Servicer, Trustee, each Holder and each Enhancement Provider, if any, and each Holder of a Supplemental Interest and (with respect to the Trust only) the Transferor shall not, (i) prior to the date which is one year and one day after the last day on which any Investor Certificates shall have been outstanding, with respect to the Trust or (ii) at any time, with respect to the Transferor, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust or the Transferor; PROVIDED, HOWEVER, that nothing herein shall prohibit the Trustee from filing proofs of claim or otherwise participating in such proceedings instituted by any other person.

      SECTION 13.11. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Trustee or the Holders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

      SECTION 13.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      SECTION 13.13. THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders, any Enhancement Provider (to the extent provided in this Agreement and the related Supplement) and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement (including SECTION 7.4), no other Person will have any right or obligation hereunder.

      SECTION 13.14. ACTIONS BY HOLDERS. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Holders, such action or Notice may be taken or given by any Holder, unless such provision requires a specific percentage of Holders.

      (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by Trustee or Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

      SECTION 13.15. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

      IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    WFN CREDIT COMPANY, LLC,
                                    as Transferor



                                    By____________________________
                                       Name:
                                       Title:





                                    WORLD FINANCIAL NETWORK
                                    NATIONAL BANK, as
                                    and Servicer,



                                    By____________________________
                                       Name: Robert Armiak
                                       Title: Treasurer

                                    BNY MIDWEST TRUST COMPANY ,
                                    not in its individual capacity,
                                    but solely as Trustee



                                    By____________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

          FORM OF ASSIGNMENT OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS


                         (As required by SECTION 2.8 of
                     the Pooling and Servicing Agreement)

      ASSIGNMENT No. _______ OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS dated as of _____________, ___(1) by and among WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor ("TRANSFEROR"), WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association, as Servicer ("SERVICER"), and BNY MIDWEST TRUST COMPANY (successor to the corporate trust administration of Harris Trust and Savings Bank (successor to The Bank of New York), an Illinois banking corporation ("TRUSTEE"), pursuant to the Second Amended and Restated Pooling and Servicing Agreement referred to below.

                                   WITNESSETH

      WHEREAS Transferor, Servicer and Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement dated as of [_________], 2001 (as may be amended and supplemented from time to time, the "AGREEMENT");

      WHEREAS, pursuant to the Agreement, Transferor wishes to designate Supplemental Accounts owned by the Credit Card Originator to be included as Accounts and to convey the Receivables of such Supplemental Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

      WHEREAS Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

      NOW, THEREFORE, Transferor, Servicer and Trustee hereby agree as follows:

1. DEFINED TERMS. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

      "Addition Date" means, with respect to the Supplemental Accounts designated hereby, ________, ____.

      "Addition Cut Off Date" means, with respect to the Supplemental Accounts designated hereby, ________, ____.


----------------------
(1) To be dated as of the applicable Addition Date.


                               Exhibit A, Page 1

2. DESIGNATION OF SUPPLEMENTAL ACCOUNTS. On or before the Document Delivery Date, Transferor will deliver to Trustee an Account Schedule containing a true and complete schedule identifying all such Supplemental Accounts specifying for each such Account, as of the Addition Cut Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which Account Schedule shall supplement any other Account Schedule previously delivered to Trustee pursuant to the Agreement.

3. CONVEYANCE OF RECEIVABLES. Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, for the benefit of the Holders, all its right, title and interest in, to and under the Receivables of such Supplemental Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, Trustee, any Investor Holder or any Enhancement Provider of any obligation of Servicer, Transferor, the Credit Card Originator or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems or insurers.

      Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now in Supplemental Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Trustee on or prior to the Addition Date. Trustee shall be under no obligation whatsoever to file or maintain such financing or continuation statements or to make any other filing under the UCC in connection with such assignment.

      In connection with such assignment, Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to cause the Credit Card Originator to indicate in the appropriate computer files that Receivables created in connection with the Supplemental Accounts and designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Holders.

      Transferor does hereby grant to Trustee a security interest in all of its right, title and interest in and to the Receivables now existing and hereafter created in the Supplemental Accounts, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. This Assignment constitutes a security agreement under the UCC.

4. ACCEPTANCE BY TRUSTEE. Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to SECTION 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Holders. Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, Transferor delivered to Trustee the Account Schedule described in SECTION 2 of this Assignment.


                               Exhibit A, Page 2

5. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR. Transferor hereby represents and warrants to Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

            (a) LEGAL, VALID AND BINDING OBLIGATION. This Assignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (b) ELIGIBILITY OF ACCOUNTS. Each Supplemental Account designated hereby is an Eligible Account;

            (c) INSOLVENCY. As of each of the Addition Cut Off Date and the Addition Date, no Insolvency Event with respect to the Credit Card Originator or Transferor has occurred and the transfer by Transferor of Receivables arising in the Supplemental Accounts to the Trust has not been made in contemplation of the occurrence thereof;

            (d) EARLY AMORTIZATION EVENT. Transferor reasonably believes that
      (A) the addition of the Receivables arising in the Supplemental Accounts will not, based on the facts known to Transferor, then or thereafter cause an Early Amortization Event to occur with respect to any Series and (B) no selection procedure was utilized by Transferor which would result in the selection of Supplemental Accounts (from among the available Eligible Accounts owned by the Credit Card Originator) that would be materially less favorable to the interests of the Investor Holders of any Series as of the Addition Date than a random selection;

            (e) SECURITY INTEREST. Either this Assignment constitutes a valid transfer and assignment to the Trust of all right, title and interest of Transferor in the Receivables and other Trust Assets conveyed to the Trust by Transferor and all monies due or to become due and all amounts received with respect thereto and the proceeds thereof, or this Assignment constitutes a grant of a security interest in such property to the Trustee, for the benefit of the Investor Holders, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in SECTION 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority security interest in such property except for Liens permitted under SECTION 2.7(b) of the Agreement;

            (f) NO CONFLICT. The execution and delivery by Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to Transferor, will not conflict with or violate any


                               Exhibit A, Page 3

      Requirements of Law applicable to Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or its properties are bound;

            (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal, or applicable state income or franchise tax systems; and

            (h) ALL CONSENTS. All authorizations, consents, orders or approvals or other actions of any Person or of any court or other governmental authority required to be obtained by Transferor in connection with the execution and delivery of this Assignment by Transferor and the performance of the transactions contemplated by this Assignment by Transferor, have been obtained.

6. RATIFICATION OF AGREEMENT. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

7. COUNTERPARTS. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                               Exhibit A, Page 4

      IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.


                                    WFN CREDIT COMPANY, LLC,
                                         as Transferor


                                    By________________________________________
                                       Name:
                                       Title:

                                    WORLD FINANCIAL NETWORK
                                    NATIONAL BANK,
                                       as Servicer,

                                    By________________________________________
                                       Name:
                                       Title:



                                    BNY MIDWEST TRUST COMPANY,
                                       not in its individual capacity, but
                                       solely as Trustee,

                                    By________________________________________
                                       Name:
                                       Title:


                               Exhibit A, Page 5

                                                                       EXHIBIT B


           FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
                         (As required by SECTION 2.9 of
                     the Pooling and Servicing Agreement)

      REASSIGNMENT No. _______ OF RECEIVABLES dated as of _________, ____(1) by and among WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor ("TRANSFEROR"), WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association, as Servicer ("SERVICER"), and BNY MIDWEST TRUST COMPANY (successor to the corporate trust administration of Harris Trust and Savings Bank (as successor to The Bank of New York), an Illinois banking corporation ("TRUSTEE"), pursuant to the Second Amended and Restated Pooling and Servicing Agreement referred to below.

                                   WITNESSETH:

      WHEREAS Transferor, Servicer and Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement dated as of [_________], 2001 (as may be amended and supplemented from time to time, the "AGREEMENT");

      WHEREAS pursuant to the Agreement, Transferor wishes to remove from the Trust all Receivables in certain designated Accounts owned by the Credit Card Originator (the "REMOVED ACCOUNTS") and to cause Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to Transferor; and

      WHEREAS Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

      NOW, THEREFORE, Transferor, Servicer and Trustee hereby agree as follows:

1. DEFINED TERMS. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

      "REMOVAL DATE" means, with respect to the Removed Accounts designated hereby, ____________, _____.

      "REMOVAL NOTICE DATE" means, with respect to the Removed Accounts, -----------, ---.

2. DESIGNATION OF REMOVED ACCOUNTS. On or before the date that is 10 Business Days after the Removal Date, Transferor will deliver to Trustee an Account Schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such


-----------------------------
(1) To be dated as of the Removal Date.


                               Exhibit B, Page 1

Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which Account Schedule shall supplement any Account Schedule previously delivered to Trustee pursuant to the Agreement.

3. CONVEYANCE OF RECEIVABLES. (a)Trustee does hereby transfer, assign, set over and otherwise convey to Transferor, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof.

      (b) In connection with such transfer, Trustee agrees to execute and deliver to Transferor on or prior to the date this Reassignment is delivered, applicable termination statements with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR. Transferor hereby represents and warrants to Trustee, on behalf of the Trust, as of the Removal
Date:

      (a) LEGAL, VALID AND BINDING OBLIGATION. This Reassignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors, rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

      (b) EARLY AMORTIZATION EVENT. Transferor reasonably believes that (A) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to Transferor, then or thereafter cause an Early Amortization Event to occur with respect to any Series and (B) no selection procedure was utilized by Transferor which would result in a selection of Removed Accounts from among any pools of Accounts of a similar type that would be materially adverse to the interests of the Investor Holders of any Series as of the Removal Date; and

      (c) LIST OF REMOVED ACCOUNTS. The list of Removed Accounts delivered pursuant to SECTION 2.9(a)(ii) of the Agreement, as of the Removal Date, is true and complete in all material respects.

      (d) DEFAULTED RECEIVABLES. No selection procedure was utilized by Transferor with the intent to include a disproportionately higher level of Defaulted Receivables in the Removed Accounts than exist in the Accounts or to remove Accounts for the intended purpose of mitigating losses to the Trust.


                               Exhibit B, Page 2

      (e) RECEIVABLES TESTS. The aggregate Principal Receivables in the Removed Accounts did not exceed the lesser of (i) the excess of the Transferor Amount over the Minimum Transferor Amount or (ii) the excess of the aggregate amount of Principal Receivables plus amounts on deposit in the Excess Funding Account over the Required Principal Balance, all measured as of the end of the most recently ended Monthly Period.

      (f) INVESTED AMOUNTS. Such removal shall not cause a decrease in the sum of the Invested Amounts for all outstanding Series.

5. RATIFICATION OF AGREEMENT. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

6. COUNTERPARTS. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                               Exhibit B, Page 3

      IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                                    WFN CREDIT COMPANY, LLC,
                                         as Transferor


                                    By________________________________________
                                       Name:
                                       Title:


                                    WORLD FINANCIAL NETWORK
                                    NATIONAL BANK,
                                       as Servicer,

                                    By________________________________________
                                       Name:
                                       Title:



                                    BNY MIDWEST TRUST COMPANY,
                                       not in its individual capacity, but
                                       solely as Trustee,

                                    By________________________________________
                                       Name:
                                       Title:


                               Exhibit B, Page 4

                                                                       EXHIBIT C

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                      (To be delivered on or before the
                90th day following the end of the fiscal year
               of Transferor beginning with December 31, 1996,
                  pursuant to SECTION 3.5 of the Pooling and
                    Servicing Agreement referred to below)

                      WORLD FINANCIAL NETWORK NATIONAL BANK

               WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

      The undersigned, a duly authorized representative of World Financial Network National Bank, as Servicer ("WFN"), pursuant to the Second Amendment and Restated Pooling and Servicing Agreement dated as of [________], 2001 (as may be amended and supplemented from time to time, the "AGREEMENT"), among WFN Credit Company. LLC, as Transferor, WFN, as Servicer, and BNY Midwest Trust Company (successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York), as Trustee, does hereby certify that:

1. WFN is, as of the date hereof, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to Trustee.

3. A review of the activities of Servicer during the fiscal year ended __________, ____, and of its performance under the Agreement was conducted under my supervision.

4. Based on such review, Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in PARAGRAPH 5.

5. The following is a description of each default in the performance of Servicer's obligations under the provisions of the Agreement known to me to have been made by Servicer during the fiscal year ended ___________, _____, which sets forth in detail (i) the nature of each such default, (ii) the action taken by Servicer, if any, to remedy each such default and (iii) the current status of each such default: if applicable, insert "None."


                               Exhibit C, Page 1

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ______ day of ____________, 20___.

                                    WORLD FINANCIAL NETWORK
                                    NATIONAL BANK,
                                    as Servicer,

                                    By________________________________________
                                       Name:
                                       Title:










                               Exhibit C, Page 2

                                                                   EXHIBIT D-1



      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.



                                  Exhibit D-1

                                                                     EXHIBIT D-2

                           FORM OF UNDERTAKING LETTER

                                                                            Date

Trustee Bank


Attention:

World Financial Network
National Bank
800 Techcenter Drive
Gahanna, Ohio 43230
Attention:

      Re:   Purchase of $___________(1) principal amount of World
            Financial Network Credit Card Master Trust, Class __,
            __% Floating Rate Asset Backed Certificates, Series

Dear Sirs:

      In connection with our purchase of the above-referenced Asset Backed Certificates (the "CERTIFICATES") we confirm that:

            (i) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act;

            (ii) any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the certificates is or has been made available to us;

            (iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing under PARAGRAPH (iv)) are able to bear the economic risk of an investment in the Certificates; we (and any account for which we are purchasing under PARAGRAPH (iv)) are an "accredited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act); and we are not, and none of such accounts is, a Benefit Plan;

            (iv) we are acquiring the Certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of


-----------------------------------
(1) Not less than $250,000 minimum principal amount.


                              Exhibit D-2, Page 1
      the Certificates, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control;

            (v) we agree that the Certificates must be held indefinitely by us unless subsequently registered under the Securities Act or an exemption from any registration requirements of that Act and any applicable state securities laws available;

            (vi) we agree that if at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless

                  (A) (1) the sale is of at least U.S. $250,000 principal amount of Certificates to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as paragraphs (i), (ii),
            (iii), (iv), (v) and (vi) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                  (B) the Certificates are transferred pursuant to Rule 144
            under the Securities Act by us after we have held them for more than three years; or

                  (C) the Certificates are sold in any other transaction that does not require registration under the Securities Act and, if Transferor, Servicer, Trustee or the Transfer Agent and Registrar so requests, we theretofore have furnished to such party an Opinion of Counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

                  (D) the Certificates are transferred pursuant to an exception from the registration requirements of the Securities Act under Rule 144A under the Securities Act; or

                  (E) The Certificates are not transferred to any Benefit Plan
            (as defined below), unless the transferee is an insurance company general account that represents and warrants that at the time of acquisition and throughout its holding of the certificate (a) it is not a service provider to the trust or an affiliate of the foregoing, and would not otherwise be excluded under 29 C.F.R. 2510.3-101(f)(1), and (b) each of the accounts to which such certificate is allocated is an insurance company general account (1) that is eligible for and meets the requirements of Department of Labor Prohibited Transaction Class Exemption 95-60 and (2) of which less than 25% of the assets are (or represent) assets of a Benefit Plan.(2)


-----------------------------------
(2) This bracketed text should be included only if the Certificate(s) to be purchased include the legend specified on EXHIBIT D-3.


                              Exhibit D-2, Page 2

            (vii) we understand that the Certificates will bear a legend to substantially the following effect:

      "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN."

      "THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW) UNLESS IT IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT AND, AT THE TIME OF ACQUISITION AND THROUGHOUT ITS HOLDING OF THE CERTIFICATE (A) IT IS NOT A SERVICE PROVIDER TO THE TRUST OR AN AFFILIATE OF THE FOREGOING, AND WOULD NOT OTHERWISE BE EXCLUDED UNDER 29 C.F.R. 2510.3-101(f)(1), AND (B) EACH OF THE ACCOUNTS TO WHICH SUCH CERTIFICATE IS ALLOCATED IS AN INSURANCE COMPANY GENERAL ACCOUNT (1) THAT IS ELIGIBLE FOR AND MEETS THE REQUIREMENTS OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 AND (2) OF WHICH LESS THAN 25% OF THE ASSETS ARE (OR REPRESENT) ASSETS OF A BENEFIT PLAN."*

The first paragraph of this legend may be removed if Transferor, Servicer, Trustee and the Transfer Agent and Registrar have received an Opinion of Counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.

      "ELIGIBLE PURCHASER" means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "ELIGIBLE DEALER" means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. "BENEFIT PLAN" means any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (whether or not subject to ERISA and including foreign and governmental plans), any plan, trust or account (including an individual retirement plan) described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or any collective investment fund, insurance company separate or general account or other entity deemed to hold plan assets of the foregoing by reason of any such employee benefit plan's or other plan's investment in such entity. Capitalized terms used but not defined herein shall have


-----------------------------------
* This bracketed text should be included only if the Certificate(s) to be purchased include the legend specified on EXHIBIT D-3.


                              Exhibit D-2, Page 3
the meanings given to such terms in the Second Amended and Restated Pooling and Servicing Agreement, dated as of [_________], between WFN Credit Company, LLC, as Transferor, World Financial Network National Bank, as Servicer, and BNY Midwest Trust Company (successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York), as Trustee.

                                    Very truly yours,

                                    --------------------------------------------
                                        (Name of Purchaser)

                                    By:
                                       -----------------------------------------
                                        (Authorized Officer)










                              Exhibit D-2, Page 4

                                                                     EXHIBIT D-3


      THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW) UNLESS IT IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT AND, AT THE TIME OF ACQUISITION AND THROUGHOUT ITS HOLDING OF THE CERTIFICATE (A) IT IS NOT A SERVICE PROVIDER TO THE TRUST OR AN AFFILIATE OF THE FOREGOING, AND WOULD NOT OTHERWISE BE EXCLUDED UNDER 29 C.F.R. 2510.3-101(f)(1), AND (B) EACH OF THE ACCOUNTS TO WHICH SUCH CERTIFICATE IS ALLOCATED IS AN INSURANCE COMPANY GENERAL ACCOUNT (1) THAT IS ELIGIBLE FOR AND MEETS THE REQUIREMENTS OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 AND (2) OF WHICH LESS THAN 25% OF THE ASSETS ARE (OR REPRESENT) ASSETS OF A BENEFIT PLAN.(1)

-----------------------------------
(1) The following text should be included in any Certificate in which the above legend appears:

      "The Certificates may not be acquired by or for the account of any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (whether or not subject to ERISA and including foreign and governmental plans), any plan, trust or account (including an individual retirement plan) described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or any collective investment fund, insurance company separate or general account or other entity deemed to hold plan assets of the foregoing by reason of any such employee benefit plan's or other plan's investment in such entity (each, a "Benefit Plan"), unless the purchaser or transferee is an insurance company general account that represents and warrants that at the time of acquisition and throughout its holding of the certificate (a) it is not a service provider to the trust or an affiliate of the foregoing, and would not otherwise be excluded under 29 C.F.R. 2510.3-101(f)(1), and
      (b) each of the accounts to which such certificate is allocated is an insurance company general account (1) that is eligible for and meets the requirements of Department of Labor Prohibited Transaction Class Exemption 95-60 and (2) of which less than 25% of the assets are (or represent) assets of a Benefit Plan. By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not, and is not acting on behalf of, a Benefit Plan unless it is an insurance company meeting the foregoing requirements. By acquiring an interest in this Certificate, each applicable Certificate Owner shall be deemed to have represented and warranted that it is not, and is not acting on behalf of, a Benefit Plan."

      By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not, and is not acting on behalf of, a Benefit Plan. By acquiring any interest in this Certificate, each applicable Certificate Owner shall be


                              Exhibit D-3, Page 1
      deemed to have represented and warranted that it is not, and is not acting on behalf of, a Benefit Plan.


                              Exhibit D-3, Page 2

                                                                     EXHIBIT E-1

                   FORM OF OPINION OF COUNSEL WITH RESPECT
                                  TO AMENDMENTS


                         Provisions to be included in
                 Opinion of Counsel to be delivered pursuant
                              to SECTION 13.2(d)(i)

      The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on any applicable Closing Date.

      (i) The amendment to the Pooling and Servicing Agreement, Supplement, attached hereto as Schedule 1 (the "AMENDMENT"), has been duly authorized, executed and delivered by Transferor and Servicer and constitutes the legal, valid and binding agreement of Transferor and Servicer, respectively, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally or the rights of creditors of national banking associations. The enforceability of the respective obligations of Transferor and Servicer is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

      (ii) The Amendment has been entered into in accordance with the terms and provisions of SECTION 13.1 of the Pooling and Servicing Agreement.


                                  Exhibit E-1

                                                                     EXHIBIT E-2

                   FORM OF OPINION OF COUNSEL WITH RESPECT
                      TO ADDITION OF SUPPLEMENTAL ACCOUNTS


                          Provisions to be included in
                            Opinion of Counsel to be
                              delivered pursuant to
                          SECTION 13.2(d)(ii) or (iii)

      The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions. PARAGRAPHS 1-4 are not required if the opinion is being delivered solely under SECTION 13.2(d)(iii).

      1. The Receivables arising in such Supplemental Accounts constitute either general intangibles, accounts or chattel paper.

      2. The Pooling and Servicing Agreement creates in favor of the Trust either a security interest or an ownership interest in Transferor's rights in the Receivables in such Supplemental Accounts and the proceeds thereof (the "SPECIFIED ASSETS").

      3. If the transfer of the Specified Assets from Transferor to Trustee pursuant to the provisions of the Pooling and Servicing Agreement constitutes a sale of the Specified Assets to Trustee by Transferor, such transfer, to the extent Ohio law is applied, transfers all right, title and interest of Transferor in and to the Specified Assets to Trustee.

      4. If the transfer of the Specified Assets from Transferor to Trustee does not constitute a sale, the security interest in the Specified Assets created by the Pooling and Servicing Agreement will be perfected by the filing of the Financing Statements as described and defined in such opinion. Based solely upon our review of the UCC Searches as described and defined in such opinion, we hereby confirm to you that no Person other than Trustee has filed any financing statement with the Filing Offices as described and defined in such opinion that covers the Specified Assets and that would have priority over the security interest, if any, of the Trustee by virtue of such filing.

      5. No further filings or actions are required under the UCC or other Ohio law prior to _______, ____ , in order to maintain the perfection and priority of the security interest created by the Pooling and Servicing Agreement in favor of the Trust in Transferor's rights in the Receivables and the proceeds thereof.